UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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CERNER CORPORATION
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April 15, 2013
Dear Shareholder:
You are cordially invited to attend the Annual Shareholders' Meeting of Cerner Corporation to be held at 10:00 a.m., local time, on May 24, 2013, at The Cerner Round Auditorium in the Cerner Vision Center, located on the Cerner campus at 2850 Rockcreek Parkway, North Kansas City, Missouri 64117.
Details of the business to be conducted at the Annual Shareholders' Meeting are provided in the attached Notice of Annual Shareholders' Meeting and Proxy Statement. We will also report on matters of current interest to our shareholders.

We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure they are represented at the meeting. You may submit your proxy vote by telephone or Internet as described in the following materials or by completing and signing the enclosed Proxy Card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote for shares held in your name, you may do so automatically by voting in person at the meeting.

Promptly voting by telephone or Internet or returning your Proxy Card in the enclosed postage prepaid envelope will help ensure that as many shares as possible are represented.
Very truly yours,
CERNER CORPORATION
Neal L. Patterson
Chairman of the Board of Directors,
Chief Executive Officer and President

CERNER CORPORATION
2800 ROCKCREEK PARKWAY
NORTH KANSAS CITY, MISSOURI 64117

NOTICE OF ANNUAL SHAREHOLDERS' MEETING
MAY 24, 2013

TO OUR SHAREHOLDERS:

The Annual Shareholders' Meeting of Cerner Corporation will be held on May 24, 2013, at 10:00 a.m. local time, in The Cerner Round Auditorium in the Cerner Vision Center, located on the Cerner campus at 2850 Rockcreek Parkway, North Kansas City, Missouri 64117, for the following purposes:

1.	To elect three Class III Directors: Gerald E. Bisbee, Jr., Ph.D., Denis A. Cortese, M.D. and Linda M. Dillman each to serve for a three year term (see Proposal #1);

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Cerner Corporation for 2013 (see Proposal #2);

3.	To conduct an advisory vote to approve the compensation of our Named Executive Officers (see Proposal #3);

4.	To consider an amendment to our Second Restated Certificate of Incorporation repealing the classification of our Board of Directors (see Proposal #4);

5.	To consider an amendment to our Second Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock (see Proposal #5); and

6.	Any other business that may properly come before the Annual Shareholders' Meeting or any adjournment thereof.
These items are more fully described in the following pages, which are made part of this notice.
The holder of record of each share of our Common Stock at the close of business on Friday, April 5, 2013 is entitled to receive notice of and to vote at the Annual Shareholders' Meeting or any adjournment or postponement of the meeting. Shares of Common Stock can be voted at the Annual Shareholders' Meeting only if the holder is present in person or by valid proxy. The Board of Directors of Cerner Corporation solicits you to sign, date and promptly mail the Proxy Card in the enclosed postage prepaid envelope or to vote your shares by telephone or the Internet, regardless of whether you intend to be present at the Annual Shareholders' Meeting. You are urged, however, to attend the Annual Shareholders' Meeting.

A copy of our Annual Report to Shareholders, which includes audited consolidated financial statements, is enclosed. The Annual Report is not part of our proxy soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS,

Randy D. Sims
Secretary

You may vote your shares by telephone, via the Internet or by mail by following the instructions on your Proxy Card. If you vote by telephone or via the Internet, you should not return your Proxy Card. If you choose to vote by mail, please sign, date and return the Proxy Card in the envelope provided. The Proxy may be revoked at any time before your shares are voted at the meeting by submitting written notice of revocation to the Secretary of Cerner Corporation or by submitting another timely proxy by telephone, Internet or mail. If you are present at the meeting, you may choose to vote your shares in person, and the Proxy will not be used. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders' Meeting to be Held on May 24, 2013: The 2013 Proxy Statement and 2012 Annual Report to Shareholders are available at www.cerner.com under "About Cerner, Investor Relations, Financial Information, Proxy Materials."

PROXY STATEMENT

CERNER CORPORATION
2800 ROCKCREEK PARKWAY
NORTH KANSAS CITY, MISSOURI 64117

PROXY STATEMENT

2013 ANNUAL SHAREHOLDERS' MEETING
MAY 24, 2013

This Proxy Statement, which is being mailed on or about April 15, 2013, is furnished to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Cerner Corporation, a Delaware corporation ("Cerner," the "Company," "us," "our" or "we"), for use at the Annual Shareholders' Meeting of the Company to be held on May 24, 2013, commencing at 10:00 a.m., local time, at The Cerner Round Auditorium in the Cerner Vision Center, located on the Cerner campus at 2850 Rockcreek Parkway, North Kansas City, Missouri 64117, and any adjournment thereof. Your vote is very important. For this reason, the Board is requesting that you allow your Common Stock to be represented at the Annual Shareholders' Meeting by the persons named as proxies on the Proxy Card.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who can vote?
You are entitled to vote your outstanding shares of common stock, par value $0.01 per share, of the Company ("Common Stock") if our records show that you held your shares as of the close of business on Friday, April 5, 2013, the record date for our meeting. At the close of business on that date, [_______] shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

How do I vote?
If your Common Stock is held by a broker, bank or other nominee (i.e., in street name), you will receive instructions from the broker, bank or other nominee that you must follow in order to have your shares voted. The Proxy Card contains voting instructions.

If you hold your shares in your own name (i.e., as a holder of record), you may vote your shares by mail, by telephone, over the Internet or in person. PLEASE CHOOSE ONLY ONE OF THE FOLLOWING:

1.    By Mail: To vote by mail, you may instruct the persons named as proxies how to vote your Common Stock by signing, dating and mailing the Proxy Card in the envelope provided. If you mail your Proxy Card, we must receive it before 10:00 a.m. (CT) on Friday, May 24, 2013, the day of the Annual Shareholders' Meeting.

If you are returning your Proxy Card to Broadridge Financial Solutions, Inc., they must receive it before 10:00 a.m. (ET) on Thursday, May 23, 2013, the day before the Annual Shareholders' Meeting.

2.    By Telephone:  You may vote by telephone 24 hours a day, 7 days a week until 11:59 p.m. (ET) on May 23, 2013. If you are in the United States or Canada, you may call toll-free 1 (800) 690-6903.

In order to vote by telephone, you need the control number on your Proxy Card. Each shareholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. If you use the telephone voting system, you do not need to return your Proxy Card.

3.    By Internet:  The website for voting is at http://www.ProxyVote.com. You may vote via the Internet 24 hours a day, 7 days a week until 11:59 p.m. (ET) on May 23, 2013.

In order to vote on the Internet, you need the control number on your Proxy Card. Each shareholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. If you use the Internet voting system, you do not need to return your Proxy Card.

4.    In Person:  Of course, you can always come to the meeting and vote your shares in person. You can vote by any of the three methods above prior to the meeting and still attend the Annual Shareholders' Meeting. In all cases, a vote at the Annual Shareholders' Meeting will revoke any prior votes.

Depending on the number of accounts in which you hold Common Stock, you may receive and need to vote more than one control number.

How may I revoke or change my proxy instructions?
If you vote your shares, and later desire to revoke or change your vote (prior to the Annual Shareholders' Meeting), you may revoke and then change your initial proxy instructions by any of the following procedures:

1. Send us another signed proxy with a later date that we receive before 10:00 a.m. (CT) on Friday, May 24, 2013;

2. Follow the telephone or Internet voting instructions on how to revoke or change your vote by logging in and resubmitting your vote;

3. Send a letter revoking your proxy to our Corporate Secretary that is received before 10:00 a.m. (CT) on Friday, May 24, 2013; or

4. Attend the Annual Shareholders' Meeting and vote your shares in person.

How are votes counted?
The Annual Shareholders' Meeting will be held if a majority of our outstanding shares entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If a quorum is not present, the Annual Shareholders' Meeting may be adjourned from time to time until a quorum is obtained.

If you give us a proxy without giving specific voting instructions, your shares will be voted by the persons named as proxies as recommended by the Board. We are not aware of any other matters to be presented at the Annual Shareholders' Meeting except for those described in this Proxy Statement. However, if any other matters not described in this Proxy Statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time. All votes will be tabulated by two Inspectors of Election appointed by the Board.

What is a broker non-vote?
A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Shareholders' Meeting, if such shares are otherwise properly represented at the meeting in person or by proxy. Broker non-votes are not counted for purposes of determining the number of shares entitled to vote on any proposal for which the broker or other nominee lacks discretionary authority.

If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm, even if the broker does not receive voting instructions from you.

Brokers do not have discretionary voting rights with respect to all other voting items: the election of Directors (Proposal #1), the advisory vote to approve the compensation of our Named Executive Officers (Proposal #3), the consideration of the amendment to our Second Restated Certificate of Incorporation (the "Restated Certificate") to repeal our classified Board of Directors (Proposal #4), and the proposal to amend our Restated Certificate to increase the number of authorized shares of Common Stock (Proposal #5). Therefore, if you do not instruct your broker on how you would like your shares voted with respect to the individuals nominated for election this year or the other proposals referenced above, your shares will not be voted.

May I attend the Annual Shareholders' Meeting?
If you were a holder of record on the record date, Friday, April 5, 2013, you may attend and vote at the Annual Shareholders' Meeting. If you want to vote in person any shares you hold in street name, you must get a proxy in your name from your bank or broker.

What vote is required?
In an uncontested Director election, such as this one, the favorable vote of a majority of the votes cast, in person or by proxy, is required for the election of Directors (Proposal #1). Therefore, if you elect to "Abstain" from voting for any nominee, such action will be counted as a vote against the nominee; however, if you do not a) vote for a nominee on your Proxy Card, or b) instruct your broker how to vote for the election of Directors, then your vote will not count for or against such nominee. No shareholder may vote in person or by proxy for more than three nominees at the Annual Shareholders' Meeting. Shareholders do not have cumulative voting rights in the election of Directors.

The favorable vote of a majority of the shares present in person or by proxy and entitled to vote will be required for:

• the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal #2);
• the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal #3); and
• any other proposal that might properly come before the meeting.

With respect to Proposal #3 (the advisory say-on-pay vote on executive compensation), the results of this vote are not binding on the Board, whether or not any resolution is passed at the Annual Shareholders' Meeting. In evaluating the shareholder vote on this advisory resolution, the Board will consider the voting results in their entirety.

With respect to Proposal #4 (consideration of an amendment to our Second Restated Certificate of Incorporation to repeal the classification of our Board of Directors), such amendment will not become effective unless it is approved by 80% of the shares of our Common Stock outstanding.

The favorable vote of a majority of the shares of our Common Stock outstanding will be required for the approval of an increase in the authorized shares of Common Stock under the Company's Restated Certificate (Proposal #5).

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists. Abstentions are treated as votes "Against" Proposal #s 1, 3, 4 and 5. Brokers may use their discretionary voting authority only with respect to the ratification of our independent registered public accounting firm (Proposal #2), but not with respect to the remaining items.

How does the Board recommend that I vote?
The Board recommends a vote:

• For all nominees for Director (Proposal #1);
• For the ratification of the appointment of KMPG LLP as the independent registered public accounting firm of the Company for 2013 (Proposal #2);
• For the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal #3);
• For the amendments to our Restated Certificate to declassify our Board of Directors (Proposal #4); and
• For the approval of an amendment to our Restated Certificate increasing the number of authorized shares of Common Stock (Proposal #5).

Who pays the cost of this proxy solicitation?
We will bear all costs of solicitation of proxies. We will solicit proxies by mail, except for any incidental personal solicitation made by our Directors, officers and associates (employees), for which they will not be paid. We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting materials to the beneficial owners of stock they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

Who should I call if I have questions?	If you have questions about the Annual Shareholders' Meeting or voting, please call our Corporate Secretary, Randy D. Sims, at (816) 201-1024.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders' Meeting to be Held on May 24, 2013: The 2013 Proxy Statement and 2012 Annual Report to Shareholders are available at www.cerner.com under "About Cerner, Investor Relations, Financial Information, Proxy Materials & Annual Reports."

INFORMATION CONCERNING DIRECTORS
Our Bylaws currently provide for a Board consisting of eight persons, divided into three classes serving staggered terms of three years.

The terms of our three Class III Directors will expire at this year's Annual Shareholders' Meeting. Each of the current Class III Directors has been recommended by our Nominating, Governance & Public Policy ("NG&PP") Committee for re-election and has been nominated by our Board. Those elected as Class III Directors this year will serve as Directors until the 2016 annual meeting. The terms of the Class I and Class II Directors will expire at the 2014 and 2015 annual meetings, respectively.

The Board has determined that all six current non-employee members of the Board are independent Directors as required by the Securities and Exchange Commission ("SEC") and The NASDAQ Stock Market. The names and biographies of the Company's current Directors, including those individuals nominated for re-election as Class III Directors, are set forth below.

CLASS I
John C. Danforth (Age 76) Member of the: • Compensation Committee • Nominating, Governance & Public Policy Committee
Mr. Danforth was a Director of the Company from May 1996 through June 2004 when he resigned to serve as Ambassador to the United Nations. Mr. Danforth served as an Ambassador to the United Nations from July 2004 through January 2005. Mr. Danforth was re-appointed by the Board as a Director of the Company in February 2005. Mr. Danforth represented the State of Missouri in the U.S. Senate for 18 years until 1995 and served as a Director of The Dow Chemical Company and MetLife, Inc. until June 2004. Mr. Danforth is presently a partner in the law firm of Bryan Cave LLP, serves on the Commission on Presidential Debates and is a Director of Greenhill & Co.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Danforth should serve as a Director: his government and public policy professional background and experience, current and previously held leadership positions, his service on other public and private company boards, Cerner board experience, board attendance and participation, and his extensive experience with health care related companies and policies.

Neal L. Patterson (Age 63)
Mr. Patterson has been a Director of the Company since 1980 and is a co-founder of the Company. Mr. Patterson has been Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years. Mr. Patterson has served as President of the Company since July 2010, a position he also held from March 1999 until August 1999.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Patterson should serve as a Director: his entrepreneurial and leadership skills and proven visionary leadership while serving as the Company's Chief Executive Officer and Chairman, his information technology expertise and his extensive knowledge and understanding of the Company's business, operations, solutions and services.

William D. Zollars (Age 65) Member of the: • Audit Committee • Compensation Committee • Nominating, Governance & Public Policy Committee
Mr. Zollars has been a Director of the Company since May 2005. He is the former Chairman, President and Chief Executive Officer of YRC Worldwide (now known as YRC Freight), which position he held from November 1999 to July 2011. YRC Worldwide provides transportation and global logistics services. Mr. Zollars served as President of Yellow Transportation, Inc. from September 1996 through November 1999. From 1994 to 1996, Mr. Zollars was Senior Vice President of Ryder Integrated Logistics, and prior to that, Mr. Zollars held various executive positions with Eastman Kodak. Mr. Zollars serves on the boards of CIGNA Corporation and Prologis, Inc. Mr. Zollars also serves on the boards of United Way of Greater Kansas City and The Carlson School of Management at the University of Minnesota.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Zollars should serve as a Director: his professional background and experience in senior-executive leadership positions at public companies, his service on other public and private company boards, Cerner board experience, board attendance and participation, and his extensive experience with large employers, industry usage of information technology and his extensive understanding of strategic planning, tactical business decision making, risk management and corporate financial statements.

CLASS II
Clifford W. Illig (Age 62)
Mr. Illig has been a Director of the Company since 1980 and is a co-founder of the Company. He was appointed Vice Chairman of the Board of Directors in March 1999. Mr. Illig previously served as Chief Operating Officer of the Company until October 1998 and as President of the Company until March 1999. Mr. Illig is also a member of the Board of Directors of The Stowers Institute.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Illig should serve and be nominated as a Director: his leadership skills acquired while serving as the Company's Vice Chairman of the Board, former President and former Chief Operating Officer, his information technology expertise and his extensive knowledge and understanding of the Company's business, operations, solutions and services.

William B. Neaves, Ph.D. (Age 69) Member of the: • Audit Committee • Compensation Committee • Nominating, Governance & Public Policy Committee (Chairperson)
Dr. Neaves has been a Director of the Company since March 2001. From June 2000 through June 2010, Dr. Neaves served as the Chief Executive Officer and as a member of the Board of Directors of The Stowers Institute for Medical Research, which conducts basic research on genes and proteins that control fundamental processes in living cells in the hope of unlocking the mysteries of disease and finding keys to their cause, treatment and prevention. Dr. Neaves continues as a member of the Board of Directors of The Stowers Institute in his current position as President Emeritus. He also served as President of The Stowers Institute from June 2000 through July 2009. For twenty years prior to joining The Stowers Institute in 2000, he served in various leadership positions at the University of Texas Southwestern Medical Center in Dallas, Texas. He served in succession as Dean of the University of Texas Southwestern Graduate School, Dean of the University of Texas Southwestern Medical School, and Chief Academic Officer and holder of the Wildenthal Distinguished Chair in Biomedical Science at the University of Texas Southwestern Medical Center. Dr. Neaves is presently a member of the Board of Trustees of Washington University in St. Louis and the National Council of the Washington University School of Medicine and a Fellow of the American Academy of Arts & Sciences.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. Neaves should serve and be nominated as a Director: his medical and science-based professional background and experience, current and previously held leadership positions at privately funded research institutions and academic institutions, his service on other research-related and academic boards, Cerner board experience, board attendance and participation, and his extensive experience with genomics, health care research and corporate financial statements.

CLASS III
Gerald E. Bisbee, Jr., Ph.D. (Age 70) Member of the: • Audit Committee (Chairperson) • Compensation Committee • Nominating, Governance & Public Policy Committee
Dr. Bisbee has been a Director of the Company since February 1988. Dr. Bisbee is the co-founder, Chairman and Chief Executive Officer of The Health Management Academy, which provides an open environment for the senior executives of the country's largest health systems and corporations to exchange best practices and benchmarking data, focused on increasing the quality, appropriateness and efficiency of care. From 1998 to September 2011, Dr. Bisbee was President, Chief Executive Officer and Chairman of the Board of Directors of ReGen Biologics, Inc. ("ReGen"), which develops, manufactures and markets orthopedic tissue repair products worldwide. Dr. Bisbee was a Director of Aros Corporation (formerly known as APACHE Medical Systems, Inc.) commencing in December 1989, serving as Chairman of the Board from December 1989 to November 1997 and from December 2000 to June 2002, when ReGen and Aros Corporation merged. ReGen filed for protection under Chapter 11 of the United States Bankruptcy Code in April 2011 and substantially all of the business and assets of ReGen were purchased by Sports Medicine Holdings Company, LLC in June 2011. Prior to 1989, Dr. Bisbee was Director of the Healthcare Group at Kidder, Peabody & Co., President of the Hospital Research and Educational Trust and also was a faculty member of the Department of Epidemiology and Public Health at Yale University.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. Bisbee should serve as a Director: his medical, financial and health care-based professional background and experience, current and previously held leadership positions in medical and health care-related entities, his service on other research-related and academic boards, Cerner board experience, board attendance and participation, his extensive experience with health care research and specialized expertise in public company accounting and mergers and acquisitions.

Denis A. Cortese, M.D. (Age 69) Member of the: • Audit Committee • Compensation Committee •• Nominating, Governance & Public Policy Committee
Dr. Cortese has been a Director of the Company since May 2011. Dr. Cortese is currently the Emeritus President and Chief Executive Officer of Mayo Clinic, which is a not-for-profit medical practice and medical research group specializing in treating difficult medical issues. From 2002 through November 2009, Dr. Cortese was the President, Chief Executive Officer and Chairman of the Board of Governors and a Member of the Board of Trustees of Mayo Clinic. Dr. Cortese was also the Chief Executive Officer of Mayo Clinic in Jacksonville, Florida from 1999 through 2002 and worked as a physician for the Mayo Clinic from 1976 through 1999. Since January 2010, Dr. Cortese has been a Foundation Professor at Arizona State University ("ASU") in the School of Health Management and Policy, W.P. Carey School of Business and the Department of Biomedical Informatics, Ira A. Fulton School of Engineering, as well as the Director of ASU's Health Care Delivery and Policy Program. He is also the President of the Healthcare Transformation Institute based in Phoenix, Arizona. Dr. Cortese is currently a board member of the Essence Group, Pinnacle West Capital Corporation and Dartmouth-Hitchcock Health System, and a member of the Institute of Medicine of the National Academy of Sciences (U.S.). Dr. Cortese was the chair of the Institute of Medicine's Roundtable on Evidence-Based Medicine from 2006 to 2009 and served as chair of the Roundtable on Value & Science-Driven Health Care from 2009 to 2010. He was a member of the Board of the Healthcare Leadership Council from 2003 to 2009, serving as board chair for two of those years. Dr. Cortese previously served as a member of the Harvard/Kennedy Health Policy Group and the Division of Engineering and Physical Sciences of the National Research Council and RAND Health. He is an honorary member of the Academia Nacional de Medicina (Mexico) and the Royal College of Physicians (London).

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. Cortese should serve as a Director: his medical and science-based professional background and experience, his current and previously held senior-executive level leadership positions at academic institutions and at a world-renowned health care enterprise, his service on research-related and academic boards, his extensive knowledge of and experience with internal medicine and pulmonary diseases, health care leadership and health care information technology.

Linda M. Dillman (Age 56) Member of the: • Audit Committee • Compensation Committee (Chairperson)
Ms. Dillman has been a Director of the Company since May 2010. Since January 2012, she has been Chief Information Officer for QVC, Inc., one of the largest multimedia retailers in the world, broadcasting live 24 hours a day, 364 days a year. Prior to joining QVC, Inc., Ms. Dillman was Senior Vice President of Enterprise Services/Global Functions IT for Hewlett-Packard Company, a leading global provider of products, technologies, software, solutions and services to individual consumers, small- and medium-sized businesses and large enterprises, including customers in the government, health and education sectors, from August 2009 through January 2012. From April 2006 through July 2009, Ms. Dillman was Executive Vice President of Benefits and Risk Management for Wal-Mart Stores, Inc., and prior to that, from August 2002 to April 2006, she held the position of Executive Vice President and Chief Information Officer of Wal-Mart Stores, Inc. She held various positions within Wal-Mart Stores, Inc. from 1991-2002.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Dillman should serve as a Director: her professional background and experience, current and previously held senior-executive level leadership positions at public companies and her extensive knowledge of information technology, human resources and health care insurance and health care plans for large employers.

MEETINGS OF THE BOARD AND COMMITTEES
The Board has established Audit, Compensation and Nominating, Governance & Public Policy Committees. The Board has adopted a written charter for each of these Committees. The full text of each charter and the Company's Corporate Governance Guidelines are available on our website located at www.cerner.com under "About Cerner, Leadership." The Board does not have an Executive Committee. During 2012, the Board held four regular meetings, the Audit Committee held eight meetings, the Compensation Committee held three meetings and the NG&PP Committee held three meetings. Each current Director attended at least 75% of the aggregate of the total meetings of the Board and the Board Committees on which the Director served during the fiscal year.
The Board has determined that all of the current non-employee Directors on each of the Board's three standing Committees, including the non-employee Director nominees nominated as Class III Directors, are independent as defined under the rules of The NASDAQ Stock Market, including, in the case of all current and proposed members of the Audit Committee, the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under applicable NASDAQ rules, a Director of the Company will only qualify as an "independent director" if, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The Board has determined that none of the current non-employee Directors (including the non-employee Director nominees nominated for election as a Class III Director) has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of the following current Directors (including the non-employee Director nominees) are "independent" as defined under Rule 5605 (a)(2) of The NASDAQ Stock Market Marketplace Rules: Gerald E. Bisbee, Jr., Ph.D.; Denis A. Cortese, M.D.; John C. Danforth; Linda M. Dillman; William B. Neaves, Ph.D.; and William D. Zollars. The independence determination is made by the full Board each May based on all available facts and circumstances of each Director. The "independence" finding is also reviewed and confirmed by the Company's Chief Legal Officer, Chief Financial Officer and outside legal counsel.
Pursuant to the Company's Corporate Governance Guidelines, all individuals nominated for election as Class III Directors are expected to attend the Annual Shareholders' Meeting. All other Directors, barring unforeseen circumstances, are expected to attend the Annual Shareholders' Meeting as well. All of our current Directors, including the Class III Directors nominated for re-election this year, attended the 2012 Annual Shareholders' Meeting.

COMMITTEES OF THE BOARD
Audit Committee
The Audit Committee assists the Board in fulfilling its responsibilities with respect to our accounting and financial reporting practices, and in addressing the scope and expense of audit and related services provided by our independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from and receive appropriate funding from the Company for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Board has determined that the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are in accordance with applicable SEC rules and The NASDAQ Stock Market Marketplace Rules for audit committees. In particular, all Audit Committee members possess the required level of financial literacy, at least one member of the Audit Committee meets the current standard of requisite financial management expertise and the Board has determined that Gerald E. Bisbee, Jr., Ph.D., the Chairperson of the Audit Committee, is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K of the Securities Act of 1933.

Compensation Committee
The Compensation Committee's primary responsibilities are to review and approve our compensation policies and practices, establish compensation for Directors, evaluate our Chief Executive Officer's performance and establish compensation accordingly, review and approve the total compensation of our Section 16 Officers, review and approve executive Performance-Based Compensation Plan targets and earned payouts and equity stock grants to our Section 16 Officers and adopt and approve major changes in our benefit plans and compensation philosophy. The Compensation Committee has the authority to obtain advice and assistance from and receive appropriate funding from the Company for outside compensation consultants, independent legal counsel and other consultants as the Compensation Committee deems necessary to carry out its duties.

The Compensation Committee of the Board is currently comprised of six Directors. Each member of the Compensation Committee is an "independent director" as defined by The NASDAQ Stock Market Marketplace Rules applicable to issuers such as the Company that have shares listed on The NASDAQ Global Select Market. Compensation Committee membership is reviewed annually by the Company's NG&PP Committee, which then recommends the Compensation Committee membership to the full Board. Compensation Committee members are approved by the full Board each May.
The Compensation Committee meeting dates are reviewed and approved by the entire Compensation Committee, in an effort to ensure attendance, and Compensation Committee agendas are reviewed and approved prior to distribution to the rest of the Compensation Committee by the Compensation Committee Chairperson.
The Compensation Committee has a Charter that is available on our website located at: www.cerner.com under "About Cerner, Leadership, Compensation Committee." The Charter is reviewed by the Compensation Committee annually in March and any recommended amendments to the Charter are considered for approval by the full Board of Directors. The Compensation Committee's Charter was last reviewed and updated in March 2013. The Compensation Committee's scope of authority is as set forth in its Charter. The Compensation Committee has delegated its authority as follows and as approved by the Board:

•
Section 16 Insider Equity and Incentive Compensation Subcommittee - this subcommittee of the Compensation Committee is appointed annually and consists of "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of 16b-3 promulgated under the Exchange Act. It has authority to review recommendations and approve equity grants and incentive-based compensation (targets, metrics and payments) of our Section 16 officers;

•
Equity-based Grant Policy - Quarterly Administration Subcommittee - this subcommittee of the Compensation Committee consists of "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of 16b-3 promulgated under the Exchange Act and has authority to ensure timely administration of the Equity-based Grant Policy for matters that require action between regularly scheduled Compensation Committee meetings. The Equity-based Grant Policy -

Quarterly Administration Subcommittee reports to the full Compensation Committee at the next Compensation Committee meeting on any action approved by such subcommittee;

•
Incentive Compensation Plan - Quarterly Administration Subcommittee - this subcommittee of the Compensation Committee consists of "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of 16b-3 promulgated under the Exchange Act and has authority to ensure timely administration of the Performance-Based Compensation Plan for matters that require action between regularly scheduled Compensation Committee meetings. The Incentive Compensation Plan - Quarterly Administration Subcommittee reports to the full Compensation Committee at the next Compensation Committee meeting on any action approved by such subcommittee; and

•
Foundations Retirement Plan Administrative and Investment Committee - this committee currently consists of the Chief Financial Officer, Chief People Officer, Vice President, Compensation & Benefits and one other corporate executive named by the first three members. The committee has authority to: i) select, monitor and manage our 401(k) retirement plan's (the "Plan") third party administrator, record keeper, custodian and trustee, ii) monitor the Plan's reporting to the IRS and Department of Labor, the Plan's ERISA compliance, Plan audits and the payment of Plan expenses, iii) monitor and evaluate disclosures by the Plan to participants and beneficiaries, iv) ensure maintenance of fiduciary liability insurance coverage and the ERISA fidelity bond coverage, v) research and recommend Plan amendments, vi) adopt, review and carry-out investment policies and objectives for the Plan, vii) review and select the investment options offered under the Plan, viii) select and monitor the Plan's investment managers and fund providers, ix) supervise, monitor and evaluate the performance of the investment options offered under the Plan, x) periodically review the Plan's investment performance as a whole, and xi) retain independent outside consultants.

Compensation Consultant
The Compensation Committee was advised in 2012 by a compensation consultant, Semler Brossy Consulting Group, LLC, which has no other role with Cerner other than to advise the Compensation Committee. See "Compensation Discussion and Analysis - Compensation Strategy and Objectives."

Relationship between Compensation and Risk Management
In 2012, the Compensation Committee utilized Cerner's internal Enterprise Risk Management ("ERM") team to perform a review of the Company's 2012 incentive compensation arrangements.  More specifically, the ERM team reviewed the policies and processes of incentive compensation arrangements for associates, assessed the overall design of and execution by management of ten incentive compensation agreements from 2012, and identified the risks posed from an associate behavior perspective.  The scope of the plans selected for review was based on the following factors: total overall target bonus payout, type of role and whether the arrangement was new or changed from 2011.  The Compensation Committee assessed the ERM team summary and concluded that our incentive compensation arrangements, coupled with internal controls and policies, do not encourage associates to: i) take excessive risks that are likely to cause material adverse harm to the Company or ii) manipulate performance in order to increase incentive award payouts.
Specifically, the Compensation Committee noted a number of design features of our incentive compensation program that mitigate risk, including:

•	stock ownership guidelines for executives may reduce the risk of executives making decisions that benefit them in the short-term at the expense of the Company's long-term performance;

•
the design of annual incentives provides for the taking of a reasonable amount of risk in order to provide upside incentive compensation opportunity, while a payout cap on the incentives reduces risk by limiting the amount of  short-term compensation that may be earned;

•	incentive goals are established using a rigorous and time-tested process and are tied to the Company's annual budget;

•	incentive plan metrics and goals for Section 16 officers are approved by the Compensation Committee within the first 90 days of each year and goals are not altered during the performance cycle;

•	the Company has a rigorous verification and review process to calculate the performance of each incentive plan; and

•	the Company has a compensation recovery policy that applies to all associates receiving cash incentives.
Nominating, Governance & Public Policy Committee
The NG&PP Committee provides assistance and recommendations to the Board and the Chairman and Chief Executive Officer of the Company in the areas of: i) Board membership nomination, ii) committee membership selection and rotation practices, iii) evaluation of the overall effectiveness of the Board, iv) review and consideration of developments in corporate governance practices, and v) review and consideration of current and emerging political, corporate citizenship and public policy issues that may affect our business operations, performance or public image. The Chairperson of the NG&PP Committee presides at all executive session meetings of the independent Directors.

DIRECTOR COMPENSATION
For the 2012-2013 Board year (May 2012 - May 2013), non-employee Directors received an annual cash retainer of $66,000. In addition, each Committee Chairperson received an additional annual cash retainer as follows: $22,500 for the Audit Committee Chairperson, $17,500 for the Compensation Committee Chairperson and $12,500 for the NG&PP Committee Chairperson. Also, each member of the Committees (excluding the Chairperson) received an additional annual cash retainer as follows: $10,000 for the Audit Committee, $5,000 for the Compensation Committee and $2,500 for the NG&PP Committee. The Directors are not paid meeting fees. All cash retainers as disclosed above are paid in quarterly installments at each Board meeting. During the 2012-2013 Board year, the sole exception to the payments discussed above was with respect to Mr. Danforth, who was entitled to receive $73,500 cash compensation based on the above described annual cash retainer; however, in lieu of cash, Mr. Danforth is entitled to take his compensation in the form of personal use of aircraft owned or leased by the Company (collectively, the "Corporate Aircraft"), in accordance with our policies on personal use of such Corporate Aircraft.

Each non-employee Director also receives a grant of restricted stock of the Company for each year of service on the Board. The equity component of the Board compensation package is based on a target dollar amount, not a fixed share amount (in order to avoid unintended compensation fluctuations based on stock price fluctuations, stock-splits, combination or other changes in the number or type of the Company's shares outstanding). The target for the equity compensation component of the total annual Board compensation package for the May 2012 to May 2013 Board service period was set at approximately $210,000. In May 2012, pursuant to the Board equity compensation program, 2,800 shares of restricted stock of the Company were granted to each of the then-current non-employee Directors: Dr. Bisbee, Dr. Cortese, Mr. Danforth, Ms. Dillman, Dr. Neaves and Mr. Zollars. These restricted stock grants will vest in May 2013 at the completion of each respective Director's one year of service to the Board.
Additionally, under the Board equity compensation program, each non-employee Director that is newly appointed or elected to the Board receives an initial grant of shares of restricted stock of the Company with a value equal to the annual equity grant value as discussed above, with a ratable vesting over three years. There were no Directors eligible to receive an initial appointment/election grant of shares of restricted stock in 2012.
The independent compensation consultant retained by the Compensation Committee works with our human resources compensation team each year to review our current Board compensation package relative to our peer group. Our Chief People Officer reviews this work and makes compensation recommendations to our Compensation Committee and Board with respect to the non-employee Board members. The Compensation Committee, after review and discussion of the items set forth above, makes the ultimate decision as to the total compensation and compensation components of our non-employee Board members.
The Directors are subject to the same Stock Ownership Guidelines that apply to the Company's officers. The guidelines are further discussed in the Compensation Discussion and Analysis section below. As of January 1, 2013, at the annual measurement date, all non-employee Directors were in compliance with these guidelines.

2012 Director Compensation Table
The following table contains information regarding the compensation earned by non-employee Directors during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gerald E. Bisbee, Jr., Ph.D.	92,250	214,144	—	—	—	—	306,394
Denis A. Cortese, M.D.	78,500	214,144	—	—	—	—	292,644
John C. Danforth	69,750 (3)	214,144	—	—	—	—	283,894
Linda M. Dillman	91,000	214,144	—	—	—	—	305,144
William B. Neaves, Ph.D.	89,750	214,144	—	—	—	—	303,894
William D. Zollars	79,750	214,144	—	—	—	—	293,894

(1)
These amounts reflect the fair value of the award on the grant date. As of December 29, 2012, each then-current non-employee Director had the following number of restricted stock awards outstanding: Gerald E. Bisbee, Jr., Ph.D., 2,800; Denis A. Cortese, M.D., 4,934; John C. Danforth, 2,800; Linda M. Dillman, 4,134; William B. Neaves, Ph.D., 2,800; and William D. Zollars, 2,800.

(2)	As of December 29, 2012, none of the non-employee Directors had any stock options outstanding.

(3)
Amount reflects value of personal use of Corporate Aircraft (owned by or under contract with the Company, in accordance with our policies on personal use of such aircraft) and unused amounts paid out in cash as of year-end.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Exchange Act, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be soliciting material or filed under such Acts.
The Audit Committee of the Company is currently composed of five independent members of the Board (all of whom have been determined by the Board to meet the independence requirements of the SEC and The NASDAQ Stock Market) and operates under a written charter adopted by the Board that is available on our website, www.cerner.com at "About Cerner, Leadership, Audit Committee." The Audit Committee appoints and retains the Company's independent registered public accounting firm. The selection is subsequently submitted to the shareholders of the Company for ratification.

Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes and to report to the Board on its findings.

In this context, the Audit Committee has met and held discussions with management and the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the Company's independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended, supplemented or superseded (PCAOB Auditing Standard No. 16 Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm's independence.

Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the audited financial statements, the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 29, 2012 for filing with the Securities and Exchange Commission.

Members of the Audit Committee:
Gerald E. Bisbee, Jr., Ph.D.
Denis A. Cortese, M.D.
Linda M. Dillman
William B. Neaves, Ph.D.
William D. Zollars
____________________

Guidelines of Cerner Corporation's Audit Committee
for Pre-Approval of Independent Auditor Services
The Audit Committee has adopted guidelines regarding the engagement of our independent registered public accounting firm to perform services for the Company. For audit services (including statutory audit engagements as required under local country laws) and audit-related services, the independent auditor will provide the Audit Committee with an engagement letter during the first quarter of each year outlining the scope of audit and audit-related services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at either its March or May meeting. The Audit Committee will approve, if necessary, any changes in the terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.
The independent registered public accounting firm will submit to the Audit Committee for approval an audit services fee proposal with the engagement letter.
For any permissible non-audit services, the independent registered public accounting firm will provide the Audit Committee with a detailed scope of service description and fee range. Each non-audit service must be separately pre-approved by the Audit Committee. Our management and the independent registered public accounting firm will each confirm to the Audit Committee that any non-audit services for which pre-approval is requested are permissible under all applicable legal requirements.
To ensure prompt handling of unexpected matters, the Chairperson of the Audit Committee is appointed to amend or modify the scope of pre-approved permissible audit, audit-related or non-audit services and the fees related thereto. Upon receiving an unforeseen request for audit, audit-related or non-audit services or a change in the fee range, the independent registered public accounting firm will advise our management; our management will request pre-approval for such change in audit, audit-related or non-audit services or fees from the Chairperson of the Audit Committee. The Audit Committee Chairperson will report on all action taken with respect to pre-approval of audit, audit-related or non-audit services and fees to the Audit Committee at the next Audit Committee meeting.  With respect to any such pre-approval of non-audit services, our management and the independent registered public accounting firm will each confirm to the Audit Committee Chairperson that such non-audit services are permissible under all applicable SEC independence requirements.
With respect to each proposed pre-approved service, the independent registered public accounting firm will provide sufficient detail in the description to ensure that the Audit Committee (or Chairperson, as applicable) knows precisely what services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the registered public accounting firm's independence.
The independent registered public accounting firm must ensure that all audit, audit-related and non-audit services provided to the Company have been approved by the Audit Committee.

COMPENSATION COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Exchange Act, the following report of the Compensation Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be soliciting material or filed under such Acts.
The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth below, and, based upon that review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the Compensation Committee:
Gerald E. Bisbee, Jr., Ph.D.
Denis A. Cortese, M.D.
John C. Danforth
Linda M. Dillman
William B. Neaves, Ph.D.
William D. Zollars
____________________

COMPENSATION DISCUSSION AND ANALYSIS
This section explains our executive compensation program and specifically describes the application of that program to the following Named Executive Officers ("NEOs") whose compensation information is presented in the tables and narrative discussion below in accordance with Securities and Exchange Commission rules.

Neal L. Patterson	Chairman of the Board, Chief Executive Officer and President
Marc G. Naughton	Executive Vice President and Chief Financial Officer
Jeffrey A. Townsend	Executive Vice President and Chief of Staff
Michael R. Nill	Executive Vice President and Chief Operating Officer
Zane M. Burke	Executive Vice President - Client Organization

In addition, as discussed in Proposal #3 below, we are conducting our annual advisory "say-on-pay" vote requesting your non-binding approval of the compensation to our NEOs as outlined in this Compensation Discussion and Analysis and the tables and narrative discussion that follow. In this discussion we summarize our executive compensation programs and objectives and provide an overview of how and why the Compensation Committee of our Board of Directors (the "Compensation Committee") made specific decisions regarding our NEOs.

Executive Summary

2012 Business Results. A significant portion of the total compensation of our NEOs is directly linked to our performance. The 2012 fiscal year was another excellent year for Cerner. We delivered strong levels of new business bookings, revenues, net earnings and cash flows in 2012.  Highlights of the year include:

•
A 15% increase in our new business bookings to $3.1 billion compared to $2.7 billion in 2011. New business bookings reflect the value of executed contracts for software, hardware, professional services and managed services.

•
A 21% increase in our revenues to $2.7 billion compared to $2.2 billion in 2011. The year-over-year increase in revenue reflects improved economic conditions, ongoing demand related to the HITECH Act and increased contributions from new initiatives, such as device resale, Cerner ITWorks and Cerner RevWorks.

•
A 30% increase in our net earnings to $397.2 million compared to $306.6 million in 2011. Diluted earnings per share increased 28% to $2.26 compared to $1.76 in 2011. The growth in net earnings and diluted earnings per share was driven primarily by strong revenue growth and continued progress with our margin expansion initiatives, including efficiencies in our implementation and operational processes, leveraging R&D investments and controlling general and administrative expenses. Our full-year 2012 operating margin of 21.4% reflects an increase of 50 basis points compared to 2011, which was driven by strong margin expansion in our core business that was somewhat offset by record levels of lower-margin technology resale.

•
Cash collections of receivables of $2.7 billion in 2012 compared to $2.2 billion in 2011. Days sales outstanding was 74 days for the 2012 fourth quarter compared to 73 days for the 2012 third quarter and 83 days for the 2011 fourth quarter. Operating cash flows for 2012 were strong at $708.3 million compared to $546.3 million in 2011.

Compensation Strategy. Our compensation strategy is designed to offer competitive compensation packages to attract, motivate and reward qualified associates who contribute significant value to us and reward performance, such as attainment of business and individual associate goals, business results, leadership, and strong relationships with clients, and is not based on rewarding seniority. We received a 98% vote of support in favor of our executive compensation in our say-on-pay vote at the 2012 Annual Meeting of Shareholders. As a result, the Compensation

Committee has determined that our approach to 2013 compensation policies and decisions will remain consistent with our 2012 approach.

Performance Management Philosophy. Our compensation strategy is linked to our performance management philosophy which is designed to identify and reward associate performance through compensation. We believe in pay for performance as represented by our NEO pay mix.  In 2012, 80% of the total compensation paid to our Chief Executive Officer ("CEO") was performance-based and 84% was performance-based for our other NEOs combined. Our performance-based compensation consists of the performance-based cash incentive plan, stock options and performance-based restricted stock grants. During 2012, our management team continued practices established to closely link pay to performance.  A quarterly performance review process was used to provide quarterly assessments of executives on their performance and attainment of our goals.

Other aspects of our compensation program are intended to further align our executives' interest with shareholders. These include:

•
An Equity-based Grant Policy, which outlines the grant practices with respect to equity-based grants awarded under our equity incentive plans, is designed to ensure grant dates for such programs will be outside of trading blackout periods except for new hires and as specifically approved by the Compensation Committee.

•	Performance-based compensation paid to our NEOs is subject to "claw back" pursuant to performance plan agreements with our NEOs.

•
Unlike typical ownership guidelines that are based on a multiple of salary or fixed number of shares, our guidelines require the retention of 45% to 80% of the equity awards made to our officers and outside Directors, except that the ownership guidelines apply in decreasing percentages based on tenure, upon retirement or upon hardship.  We believe this generally leads to higher stock ownership requirements than other companies.

•	Our internal pay equity guidelines provide that the CEO's total cash compensation shall not be more than three times that of the next highest executive officer's total cash compensation.

Compensation Structure. Compensation for our NEOs includes: i) base salary, ii) performance-based cash incentive compensation and iii) long-term incentive plan compensation, consisting of stock options and performance-based restricted shares.  To provide incentives to attain our business goals, a significant portion of executive compensation is at-risk and tied to individual and Company performance. We provide our NEOs with relatively limited perquisites and do not pay tax gross-ups on any of our perquisites, severance pay or change in control payments.

We also have medical, dental, vision, 401(k) and associate stock purchase plans in which contributions are made by us to the NEOs on the same basis as to all other associates.  The cost of these plans and opportunity for benefits thereunder are the same for the NEOs as for all other associates.

Compensation Strategy and Objectives
Our compensation strategy is designed to offer competitive compensation packages to attract, motivate and reward qualified associates who contribute significant value to us. Our compensation program is designed to reward performance, such as attainment of business and individual associate goals, business results, leadership, and strong relationships with clients, and is not based on rewarding seniority. We believe this strategy allows us to attract qualified candidates and maintain a reasonable business model. This compensation strategy is linked to our performance management philosophy which is designed to identify and reward associate performance through compensation. We analyze the total compensation for our NEOs compared to the compensation of the corresponding NEOs in our peer group to ensure alignment with our strategy of paying aggregate compensation at the median (50th percentile) within our peer group, with top performers able to earn above the median. We believe this strategy keeps us competitive in the marketplace.

The independent compensation consultant retained by the Compensation Committee works with our human resources compensation team each year to develop, analyze and compare peer group companies whose annual revenue, revenue growth, operating margin, total shareholder return (one year and three year), market capitalization, market capitalization as a multiple of revenue and business model are similar to that of ours. The Compensation Committee then reviews and approves use of the recommended peer group. The companies included in our 2012 peer group for compensation comparison were selected based on standard industrial classifications ("SIC") and/or financial measures. The SICs used were computer programming and data processing, computer programming services, prepackaged software, computer integrated system design and computer processing and data preparation services. The financial measures used to obtain information for our 2012 peer group were market capitalization of $3.1 billion to $20.7 billion, market capitalization to revenue multiple of at least 2 times and revenues of $1 billion to $6.2 billion. Our peer group changed from 2011 due to additional financial measures used, the increased range of the financial measures we use each year to reflect the growth of Cerner and also due to mergers and acquisitions within the peer group. The 19 companies included in our 2012 peer group were:

2012 Compensation Peer Group
Company Name	Ticker
Adobe Systems, Inc.	ADBE
Akamai Technologies, Inc.	AKAM
Allscripts Healthcare Solutions, Inc.	MDRX
Autodesk, Inc.	ADSK
BMC Software, Inc.	BMC
Cadence Design Systems, Inc.	CDNS
Citrix Systems, Inc.	CTXS
Cognizant Technology Solutions Corporation	CTSH
DST Systems, Inc.	DST
F5 Networks, Inc.	FFIV
Genpact Limited	G
Intuit, Inc.	INTU
MICROS Systems, Inc.	MCRS
Nuance Communications, Inc.	NUAN
Red Hat, Inc.	RHT
Salesforce.com, Inc.	CRM
Synopsys, Inc.	SNPS
Teradata Corporation	TDC
VMWare, Inc.	VMW

At the beginning of each fiscal year, the Compensation Committee reviews our peer group and the history of all the elements of each NEO's total compensation, including base salary, performance-based cash incentive compensation and long-term incentive plan compensation, over each of the past three years in relation to the total compensation and compensation elements of the corresponding NEOs in our peer group. Typically, our CEO, along with our Chief People Officer ("CPO"), makes compensation recommendations to the Compensation Committee with respect to the NEOs (excluding the CEO's compensation) who report to the CEO. The other NEOs do not participate in NEO compensation recommendations. The Compensation Committee Chairperson reviews the peer group comparisons with the CPO and makes compensation recommendations to the Compensation Committee with respect to the CEO. The Compensation Committee, after review and discussion of the items set forth above, makes the ultimate decision as to the total compensation and compensation components for our CEO and reviews and approves the total compensation and compensation components for the other NEOs.

The Compensation Committee has authority to secure the services of advisers both internal and external to the Company, including the retention of outside consultants to review executive compensation, Board of Director compensation and to perform any other analysis the Compensation Committee deems appropriate. Historically, the Compensation Committee has worked with our internal resources, such as the CPO and the human resources compensation team, to help it carry out its responsibilities. The Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”), an independent compensation consultant, to assist it in fulfilling its responsibility on an as-needed basis during 2012. Semler Brossy was retained directly by the Compensation Committee and has worked with us since the beginning of 2012. During 2012, Semler Brossy was engaged to advise the Compensation Committee regarding executive and Board compensation matters, including an analysis of our executive compensation programs, competitive pay benchmarking, incentive plan design, peer group selection, stock ownership guidelines, updates on trends in executive and director compensation, and review of the Compensation Discussion and Analysis and related tables included in our 2012 Proxy Statement. Semler Brossy performed no other services for us or our affiliates in 2012.
After considering the independence of Semler Brossy by applying the factors required by the SEC and NASDAQ rules and determining that Semler Brossy's work has not raised a conflict of interest, the Compensation Committee engaged Semler Brossy as the Company's independent compensation consultant for 2013.

Aligning Pay with Performance
During 2012, our management team continued practices established to closely link pay to performance. A quarterly performance review process was used to provide quarterly assessments of executives on their performance and attainment of Company goals. Under this program, any executive whose performance was evaluated as being in the bottom 20% of all executives were not generally eligible for pay increases or additional stock option or other equity grants. In addition, such executive's performance-based incentive compensation award, if earned, may be reduced or eliminated due to the individual's performance rating.

Compensation Elements
Compensation for our NEOs includes: i) base salary, ii) performance-based cash incentive compensation and iii) long-term incentive plan compensation, consisting of stock options and performance-based restricted shares. To provide incentives to attain our business goals, a significant portion of executive compensation is at-risk and tied to individual and Company performance. Additionally, we provide our NEOs with relatively limited perquisites, which the Compensation Committee believes are reasonable. Our process for allocating between short-term and long-term compensation is to ensure adequate base salary and cash bonus opportunity to attract and retain executives, while providing incentives to maximize long-term value for us and our shareholders. We determine the mix of base salary and performance-based cash incentive compensation by balancing the needs of providing adequate guaranteed cash compensation while at the same time providing a meaningful incentive to motivate the executive to achieve the established performance targets. In 2012, the cash compensation package for the NEOs ranged from 42% to 53% in base salary and 47% to 58% in targeted performance-based cash incentive compensation. Our total compensation package mix for the NEOs in 2012 ranged from 23% to 46% in cash compensation and 54% to 77% in equity compensation, which includes equity-related awards. The compensation mix of our NEOs changed over the previous year due to an off-cycle adjustment made to Zane M. Burke's compensation as discussed in Footnote 1 of the “Summary Compensation Table.” We believe this formula is competitive within the marketplace, appropriate to fulfill our corporate objectives and addresses the goals outlined below under "Long-Term Incentive Plan Compensation."

Base Salary. As set forth above, the Compensation Committee reviews peer group data and recommendations proposed by the CEO, CPO and human resources compensation team prior to approving the salary of our NEOs during the first quarter of each calendar year. Salary is based on the duties and responsibilities that each NEO is expected to discharge during the current year and on the NEO's performance during the prior year. We also perform external market comparisons for the NEOs, relative to industry-specific peers as disclosed above, based on individual job responsibility. This comparison data helps ensure that the proposed NEO's compensation is within reasonable market comparison ranges and in line with our compensation strategy, detailed above.

Performance-Based Cash Incentive Compensation. Our Performance-Based Compensation Plan is designed to provide a meaningful incentive on both a quarterly and annual basis to key associates and NEOs and to motivate them to assist in achieving short-term Company goals. Approximately 15% of our associates are eligible for some form of performance-based compensation. These associates are typically sales or executive level associates. Individual payments vary, depending on individual performance and, in some cases, business unit operational achievements. We grant such cash incentive bonuses pursuant to a shareholder approved Performance-Based Compensation Plan. Each of our NEOs is eligible to participate in this plan.
The Performance-Based Compensation Plan is administered by the Compensation Committee, which establishes performance metrics, eligibility and range of incentive amounts. Under the general feature of the plan, for which our NEOs are not eligible, the performance metrics may vary from participant to participant. Adjustments to the performance metrics may be made during the year as appropriate, for example, to take into account unusual or unanticipated Company or industry-wide developments. Final determination of amounts paid to a participant under the general feature of the plan may also be adjusted downward depending on subjective evaluations by the participant's executive or manager.
Performance targets are initially developed and recommended by management through our annual financial planning process during the last quarter of the year. The Compensation Committee reviews the performance targets proposed by management for the NEOs to ensure they reflect appropriate business growth and return to our shareholders.
All of our NEOs are eligible to participate under the executive feature of the Performance-Based Compensation Plan. Payments made under the executive feature qualify for deductibility under Section 162(m) of the Internal Revenue Code. The Section 16 Insider Equity and Incentive Compensation Subcommittee, comprised solely of outside directors as defined under Section 162(m) of the Internal Revenue Code, of the Compensation Committee establishes the targets prior to or at the beginning of the performance period. The measurement of the achievement of such targets can be, and is, determined under pre-established objective formulas. The Section 16 Insider Equity and Incentive Compensation Subcommittee may select metrics such as earnings per share, operating margins, contract margins or other metrics specifically permitted by the executive feature of the plan. The Section 16 Insider Equity and Incentive Compensation Subcommittee selects metrics which it believes will help drive business growth and return to our shareholders while providing a meaningful incentive on both a quarterly and annual basis to the participants. Once established, the metrics or targets under the executive feature of the plan may not be changed. Bonuses awarded to NEOs under the executive feature of the plan may only be adjusted downward, based on a subjective analysis of the NEO's overall performance, from the maximum bonus amount available to such executive officer. The maximum bonus available is: i) 140% of the target incentive amount based on the pre-approved performance metric for the year, plus ii) 25% of the target incentive amount based on the NEO's individual performance rating as determined by management. Regardless of amounts earned under the performance metrics, the maximum possible payout under the Performance-Based Compensation Plan is capped at 200% of base salary at the time the performance targets are approved for our CEO and 175% of base salary at the time the performance targets are approved for the other NEOs, unless the administrator of the Performance-Based Compensation Plan expressly acknowledges that the availability of Internal Revenue Code Section 162(m)'s performance-based compensation exemption is not desired.
Between Compensation Committee meetings, the Incentive Compensation Plan - Quarterly Administration Subcommittee approves annual and quarterly executive targets, approves eligible NEOs for the plan, approves the payment metrics for each NEO and determines whether one or more executive targets have been satisfied, prior to payment by us to any NEO.
During 2012, the performance metric for our CEO and other NEOs consisted solely of earnings per share ("EPS"), which was chosen to help drive and ensure business growth and return to our shareholders while providing a meaningful incentive on both a quarterly and annual basis. We have used EPS as the sole performance metric for our CEO and other NEOs since 2007 (other than Mr. Burke, who became a NEO in 2011 and whose performance metrics for that year consisted of agreement margin (defined as bookings margin less internal costs) and EPS given that he oversaw our sales organization).

As a result of our 2012 performance relative to the attainment of these performance targets, we paid cash bonuses to our NEOs under the Performance-Based Compensation Plan. Aggregate incentives paid to our NEOs in the 2012 fiscal year averaged 140% of the target incentive amount and 92% of the maximum cash incentive opportunity available. Payouts were based solely on attainment of the performance target and no discretionary changes based on performance were made to the amounts earned. Additionally, cash bonus payments tied to the individual performance ratings for each NEO were not approved by the Compensation Committee in 2012 due to the over-attainment of the performance metric and therefore, individual performance ratings were not applied as a factor to the cash bonus payments for any of our NEOs in 2012. The following tables detail the payouts by performance plan metric for our NEOs in 2012 and the related performance plan metric attainment by quarter.

NEO	Performance Metric	Performance Plan Target ($)	Results Relative to Performance Plan Target ($) (1)	Target Attainment %	Target Incentive Amount ($)	Actual Amount Earned ($) (2)	% Earned Relative to Target Incentive Amount	Maximum Cash Incentive Opportunity ($)	% Earned of Maximum Cash Incentive Opportunity
Neal L. Patterson	Earnings Per Share	2.20	2.32	105%	1,350,000	1,890,000	140%	2,050,000	92%
Marc G. Naughton	Earnings Per Share	2.20	2.32	105%	387,500	542,500	140%	639,375	85%
Jeffrey A. Townsend	Earnings Per Share	2.20	2.32	105%	575,000	805,000	140%	875,000	92%
Michael R. Nill	Earnings Per Share	2.20	2.32	105%	575,000	805,000	140%	875,000	92%
Zane M. Burke	Earnings Per Share	2.20	2.32	105%	397,500	556,500	140%	565,250	98%
Totals of Named Executive Officers					3,285,000	4,599,000	140%	5,004,625	92%

(1)
The results relative to the performance plan target reflect adjustments compared to results reported on a Generally Accepted Accounting Principles ("GAAP") basis in our 2012 consolidated financial statements, included in the 2012 Annual Report on Form 10-K. These numbers have been adjusted by the Compensation Committee for bonus calculation purposes to exclude share-based compensation expense and the impact of certain items that were not originally contemplated in setting plan targets, including a lower tax rate than planned and an investment gain.

(2)	Amounts earned were based solely on attainment of the performance metric and do not include any amounts related to individual performance ratings.

Performance Metric Summary (EPS)
Measurement Period	Target (1)	Results (2)	Attainment %	Payout %	Quarterly Weighting (3)
Q1	$0.48	$0.52	108%	140%	15%
Q2 YTD	$1.01	$1.07	106%	140%	15%
Q3 YTD	$1.58	$1.67	106%	140%	15%
Q4 YTD	$2.20	$2.32	105%	140%	55%

(1)	Target reflects the 100% performance payout level.

(2)
The results relative to the performance plan target reflect adjustments compared to results reported on a GAAP basis. These numbers have been adjusted by the Compensation Committee for bonus calculation purposes to exclude share-based compensation expense and the impact of certain items that were not originally contemplated in setting plan targets, including a lower tax rate than planned and an investment gain.

(3)
Quarterly weightings of the annual target incentive amounts, resulting in a weighted-average aggregate incentive payout of 140% by multiplying the payout percentage for each quarter by that quarter's weighting.

During 2012, the NEOs except for Mr. Patterson earned total cash compensation as follows:

•	Mr. Naughton earned $993,269, which included $450,769 in base salary and $542,500 in payments earned under our Performance-Based Compensation Plan.

•	Mr. Townsend earned $1,343,462, which included $538,462 in base salary and $805,000 in payments earned under our Performance-Based Compensation Plan.

•	Mr. Nill earned $1,343,462, which included $538,462 in base salary and $805,000 in payments earned under our Performance-Based Compensation Plan.

•	Mr. Burke earned $959,885, which included $403,385 in base salary and $556,500 in payments earned under our Performance-Based Compensation Plan.

In 2013, our human resources compensation team, together with executive management, reviewed and considered compensation alternatives related to base salary, performance-based cash incentive compensation and/or long-term incentive plan compensation. Based on this review, the Compensation Committee determined that our compensation approach under all three types of compensation meets the needs and serves the purposes as set forth in this Compensation Discussion and Analysis. For 2013, the Compensation Committee has approved the continued use of EPS as the sole performance metric for all NEOs. We continue to believe this metric aligns well with our internal financial imperatives to expand operating margin and grow bottom line earnings, and the Compensation Committee believes this is the best performance metric to help drive and ensure business growth and return to our shareholders while providing a meaningful incentive on both a quarterly and annual basis to our NEOs. The 2012 EPS performance for incentive compensation purposes represented a 25% growth over the prior year. The 2013 performance targets have been set based on the 2013 financial plan approved by the Board of Directors and reflect earnings growth between 16% and 22%. The 2013 bonus opportunity for the NEOs can range between 0% and 140% of the targeted bonus amount, depending on the level of performance achieved in 2013, plus 25% of the targeted bonus amount (up to the maximum possible payout under the Performance-Based Compensation Plan) based on the NEO's individual performance rating as determined by management, except for the CEO, whose individual performance is evaluated by the Compensation Committee. The EPS target designated for each level of payout, as a percentage of the performance target, is consistent with prior years.

Performance-based compensation paid to our NEOs for all years beginning with 2008 is subject to "claw back" pursuant to performance plan agreements with our NEOs. These agreements have language stating that in the event we implement a Mandatory Restatement (as defined in the Performance-Based Compensation Plan), which restatement relates to the respective fiscal year, some or all of any amounts paid as an incentive payment earned by the NEO under the Performance-Based Compensation Plan and related to such restated period(s) will be recoverable and must be repaid, in most cases, within 90 days of such restatement(s). The amount to be repaid will be the amount by which the incentive compensation paid exceeds the amount that would have been paid based on the financial results reported in the restated financial statement(s). Additionally, since 2008, the language in our incentive plan agreements has provided that all participants (including our NEOs) will be required to repay all earned incentive compensation payments if they are individually found by our Board of Directors to have engaged in fraud or misconduct that caused or partially caused the need for a Mandatory Restatement.
Long-Term Incentive Plan Compensation. Awards under our Long-Term Incentive Plan may consist of stock options, restricted stock and performance shares, as well as other awards including stock appreciation rights, phantom stock and performance unit awards, which may be payable in the form of Common Stock or cash at the Compensation Committee's discretion; however, the awards granted under the Long-Term Incentive Plan have been primarily in the form of stock options. In 2012, the Compensation Committee approved NEO awards in the form of stock options and performance-based restricted shares. The performance-based restricted shares made to our NEOs (except Mr. Patterson) in 2012 were intended to add additional long-term compensation incentive, increase focus and alignment to corporate strategies and goals and increase retention. In 2013, the Compensation Committee again approved NEO awards in the form of stock options and performance-based restricted shares.
Our equity incentive plan is designed to drive long-term shareholder value and retain valuable associates and executives by: i) positioning us competitively as an employer, ii) creating an incentive for associates to contribute to our sustained, long-term growth, iii) creating a mutuality of interest between our associates and shareholders, and iv) providing financial incentives for associates. The program encourages associate stock ownership in an effort to align associates' interests with the interests of shareholders.
The Compensation Committee approves an annual aggregate value target for all eligible associates excluding the NEOs, other executive officers and members of the Board. The Compensation Committee also approves specific grant levels for the NEOs, other executive officers and members of the Board on an annual basis. Stock option grants are typically made to an executive upon commencement of employment with us or upon an associate's promotion to an executive role. Executives are eligible for additional Long-Term Incentive Plan grants on an annual basis as individual and Company performance warrants. Grants are also made to the top 20% performers below the executive level based upon individual achievements. After careful review of our financial condition and stock performance during the recent and continuing global economic conditions, the Compensation Committee has re-determined that stock option grants continue to provide the appropriate value and incentive for our associates and executives given our historical stock performance, the familiarity of this type of compensation to associates and the fact that exercises have historically generated value to associates in excess of the expense to us.
The Board of Directors has adopted an Equity-based Grant Policy, which outlines the grant practices with respect to equity-based grants awarded under our Long-Term Incentive Plan. This policy establishes grant dates for our equity grant programs to ensure grant dates for such programs will be outside of trading blackout periods except in the case of new hires and as approved by the Compensation Committee. Under the policy, the Board of Directors, the Compensation Committee or an authorized sub-committee of the Compensation Committee approves: i) the equity grant type, ii) the grant date and iii) the number of shares of the annual performance review equity grants made to our NEOs and other executive officers. Grants are made at an exercise price that is equal to the closing market price of our Common Stock on the date of grant. Under the Equity-based Grant Policy, the date of grant must be a date set at the time of grant approval, which date: a) shall be on or after the grant approval date, b) shall not be during a quarterly blackout period as defined in our trading policy, and c) if the Board of Directors or the Compensation Committee is aware of any material, non-public information at the time it approves the grant, shall be a date that is at least two full trading days after the public disclosure of such material, non-public information. Equity grants for new hires shall be the associate's first day of employment or a later equity grant program date. The type and size of the grant is based on the individual's level of responsibility, the individual's contributions to the achievement of our financial and strategic objectives, anticipated future contributions to the Company, market pay and, for our NEOs and other executive officers, by reviewing the individual's current equity wealth accumulation. Stock option grants typically vest over a five-year term with 40% vesting at the end of the second year and 20% vesting each year thereafter (this vesting schedule has been determined by the Board and is intended to promote long-term investment in our stock). These grants typically expire 10 years from the date of grant. Performance-based restricted shares vest based on performance metrics established at the date of grant. Time-based restricted shares typically vest over a three-year term.

In accordance with our overall compensation philosophy and to align the executives' focus on our long-term performance, we granted stock option awards to our NEOs, including Mr. Patterson and performance-based restricted stock awards to our NEOs (except Mr. Patterson), in March 2012. Additionally, individual grants for NEOs were based on job responsibilities, performance during 2011 and contributions to the achievement of our financial and strategic objectives, anticipated future contributions to the Company, market pay and stock option wealth accumulation - all factors the Compensation Committee believes help ensure we are awarding such executives competitively and fairly. The Compensation Committee has approved similar stock option grants to our NEOs for 2013, along with performance-based restricted shares (except Mr. Patterson), to add additional long-term compensation incentive, increase focus and alignment to corporate strategies and goals and increase retention. The details of these grants to NEOs are provided below.
Vesting of Performance-Based Restricted Stock Grants. The following discusses the determination of performance-based shares that will vest in 2013 with respect to performance periods ending in 2012.
We granted performance-based restricted stock to each NEO (other than Mr. Patterson) per the following table. These grants vest based on the attainment of the performance metric noted and continued employment through the vest date. The table reports the performance against the targets and the shares that will vest for each NEO (other than Mr. Patterson) in 2013.

NEO	Grant Date	Vest Date	Possible Shares	Performance Metric	Target	Actual	Subject to Reduction Based on Individual Performance Goals	Shares to Vest
Marc G. Naughton	3/9/2012	6/1/2013	500	2012 adjusted earnings growth over 2011	7%	30%	Yes	450

Jeffrey A. Townsend	6/1/2010	6/1/2013	9,000	2012 adjusted earnings growth over 2009	20%	106%	Yes	8,100
	6/1/2010	6/1/2013	30,000	2012 adjusted earnings growth over 2009	20%	106%	No	30,000
	3/11/2011	6/1/2013	4,000	2012 adjusted earnings growth over 2010	14%	66%	Yes	3,600
	3/9/2012	6/1/2013	1,000	2012 adjusted earnings growth over 2011	7%	30%	Yes	900
			44,000					42,600

Michael R. Nill	6/1/2010	6/1/2013	9,000	2012 adjusted earnings growth over 2009	20%	106%	Yes	8,100
	6/1/2010	6/1/2013	30,000	2012 adjusted earnings growth over 2009	20%	106%	No	30,000
	3/11/2011	6/1/2013	4,000	2012 adjusted earnings growth over 2010	14%	66%	Yes	3,600
	3/9/2012	6/1/2013	1,000	2012 adjusted earnings growth over 2011	7%	30%	Yes	900
			44,000					42,600

Zane M. Burke	3/9/2012	6/1/2013	500	2012 adjusted earnings growth over 2011	7%	30%	Yes	450

Even though the objective performance metrics were attained, the shares available to vest were reduced based on management review NEpoand Compensation Committee approval of each NEO's (other than Mr. Patterson) performance rating and individual performance goal attainment. Management and the Compensation Committee recognized that while our performance and our NEOs' individual performance was outstanding in 2012, there was still opportunity for improvement. The shares to vest for each NEO (other than Mr. Patterson) as noted in the table are contingent upon each individual's continued employment through the June 1, 2013 vesting date.
Compensation of the Chief Executive Officer
The Compensation Committee determines compensation for the CEO using the same criteria it uses for other NEOs. The Compensation Committee meets each year in executive session to evaluate the performance of the CEO and determine his appropriate compensation package including base salary, performance-based cash incentive compensation, long-term incentive compensation, benefits and perquisites, if any.

In March 2012, the Compensation Committee determined that it would increase Mr. Patterson's cash compensation as explained in the following paragraph. Mr. Patterson was issued a stock option grant of 80,000 shares with an exercise price equal to the closing fair market value on March 9, 2012, the date of the grant. Mr. Patterson's total compensation continued to approximate the median of our peer group, similar to 2011. In particular, the Compensation Committee noted that, under Mr. Patterson's leadership in 2011, we exceeded internal revenue, earnings and cash flow targets and implemented strategies for our solutions to qualify for participation in the economic stimulus package for our clients, which benefitted us by increasing demand for our solutions. The Compensation Committee also noted that under Mr. Patterson's leadership we continued to leverage our size, scale, existing intellectual property and business models to expand our boundaries and new market entry through innovation and development of new solutions and services. The Compensation Committee also recognized our solid execution in our global markets and that Mr. Patterson is recognized externally for his visionary leadership in the industry and history of innovation. The Compensation Committee also noted that Mr. Patterson successfully focused the organization on key strategies to compete effectively, including a focus on the physician experience. The Compensation Committee also noted that Mr. Patterson exceeded expectations in organizing and developing management teams and that our operating and financial performance in sustaining long-term growth in backlog, revenue and earnings with 10-year (2001 to 2011) compounded annual revenue and net earnings growth rates of 15% and 25%, respectively, and strong cash flow are notable achievements.

Specifically in 2012, the Compensation Committee and the Section 16 Insider Equity and Incentive Compensation Subcommittee of the Compensation Committee (with respect to equity and incentive compensation grants) approved a base salary of $1,025,000 effective March 25, 2012 (which is unchanged from Mr. Patterson's 2011 base salary) and performance-based cash incentive target opportunity of $1,400,000 effective April 1, 2012 (with a maximum performance-based cash incentive opportunity of $2,050,000) for Mr. Patterson. During 2012, Mr. Patterson earned total cash compensation of $2,915,000 which included $1,025,000 in base salary and $1,890,000 in payments earned under our Performance-Based Compensation Plan. Mr. Patterson earned 140% of the target incentive amount and 92% of the maximum cash incentive opportunity available to him under the Performance-Based Compensation Plan during 2012. Mr. Patterson also earned a total of $122,473 in other compensation from: i) private use of the corporate jet ($110,000), ii) Company provided life insurance ($244), iii) 401(k) match ($4,950), iv) the second tier 401(k) match ($5,862) and v) home/office security system ($1,417).
The Compensation Committee has determined that Mr. Patterson's base salary for 2013 shall remain at $1,025,000 and his performance-based cash incentive compensation target shall be increased to $1,550,000. The maximum performance-based cash incentive opportunity is $2,050,000 (which represents the maximum possible payout under the Performance-Based Compensation Plan pursuant to the limitations of Section 162(m) of the Internal Revenue Code). The Compensation Committee also approved Mr. Patterson's personal use of the Corporate Aircraft in 2013 up to a value of $110,000 (which is unchanged from Mr. Patterson's allotted personal use in 2012). We convert the Compensation Committee approved value of personal use of Corporate Aircraft value into hours of flight time in accordance with corporate policies based on the incremental cost to use Cerner's Corporate Aircraft and excluding any deadhead hours. Any personal use of Corporate Aircraft by Mr. Patterson exceeding the Compensation Committee approved value is permitted pursuant to the terms and conditions of an Amended and Restated Time Sharing Agreement between Mr. Patterson and us, which requires Mr. Patterson to pay us the actual incremental cost for such personal use (including any deadhead hours). Any Compensation Committee approved value for use of Corporate Aircraft that is not used during the year is paid out to Mr. Patterson at the end of the calendar year for which the compensation was awarded. On February 28, 2013, the Section 16 Insider Equity and Incentive Compensation Subcommittee of the Compensation Committee also approved a stock option grant to Mr. Patterson of 80,000 shares which was granted on March 1, 2013. His 2013 base salary became effective March 24, 2013 and his 2013 performance-based cash incentive compensation became effective March 31, 2013.
Compensation of the other NEOs
The Compensation Committee and the Section 16 Insider Equity and Incentive Compensation Subcommittee of the Compensation Committee (with respect to equity and incentive compensation grants) has approved the 2013 compensation packages, effective March 24, 2013 for base salaries, March 31, 2013 for performance-based cash incentive compensation and March 1, 2013 for equity grants, for each of the NEOs, other than the CEO, as follows:

NEO	Base Salary (US$)	Performance-based Cash Incentive Target (US$)	Maximum Performance-based Cash Incentive Opportunity (US$)	Equity Grant (Shares)
Marc G. Naughton	475,000	435,000	703,313	25,000(2) 5,000(3)
Jeffrey A. Townsend	570,000	650,000	962,500(1)	40,000(2) 10,000(3)
Michael R. Nill	570,000	650,000	962,500(1)	40,000(2) 10,000(3)
Zane M. Burke	500,000	500,000	787,500(1)	40,000(2) 10,000(3)

(1)
Represents the maximum possible payout under the Performance-Based Compensation Plan pursuant to the limitations of Section 162(m) of the Internal Revenue Code. The amounts reflected represent 175% of base salary levels at the time the performance targets were approved.

(2)	Non-qualified stock option.

(3)	Performance-based restricted shares. The terms of these grants are set forth below.

The performance-based restricted stock grants made to four of our NEOs disclosed above will vest on the following schedule based on attainment of the related performance target noted and the NEO's continued employment through the vesting date.

•	10% of the shares shall vest on June 1, 2014 if our reported adjusted earnings for fiscal year 2013 are equal to or greater than a 7% increase over our reported adjusted earnings for fiscal year 2012

•	10% of the shares shall vest on June 1, 2015 if our reported adjusted earnings for fiscal year 2014 are equal to or greater than a 14% increase over our reported adjusted earnings for fiscal year 2012

•	80% of the shares shall vest on June 1, 2016 if our reported adjusted earnings for fiscal year 2015 are equal to or greater than a 20% increase over our reported adjusted earnings for fiscal year 2012

The number of shares vesting is subject to reduction down to zero based on each NEO's individual performance rating and performance goal attainment.

Internal Pay Equity
Our internal pay equity guidelines provide that the CEO's total cash compensation shall not be more than three times that of the next highest executive officer's total cash compensation. Our Board must approve any exception to these guidelines.

Stock Ownership Guidelines
Under our stock ownership guidelines, our non-employee Board members and every associate that is a vice-president or higher in rank, are required to have a certain level of share ownership in our Company. Ownership in our Company demonstrates a long-term commitment and ensures strong alignment of interests of Directors and officers with the interests of shareholders. The stock ownership guidelines establish an annual measurement date of January 1st of each year. The Compensation Committee amended the stock ownership guidelines in June 2012 and reviewed the revised guidelines in March 2013 to be sure they remain reasonable and meet the intended purpose.

Unlike typical ownership guidelines that are based on a multiple of salary or fixed number of shares, our guidelines (referred to as an "Ownership Percentage") require the retention of 45% to 80% of equity awards made to our officers and outside Directors. We believe this generally leads to significantly higher stock ownership requirements than other stock ownership policies.

Ownership Percentage Requirement
Board of Directors	80%
Chief Executive Officer	75%
Executive Vice President	65%
Senior Vice President	55%
Vice President	45%

Ownership Percentage Formula = Ownership Position (defined below) divided by the number of shares underlying stock options granted during the seven years immediately preceding the annual measurement date + 50% of restricted stock awards granted during the seven years immediately preceding the annual measurement date

The “Ownership Position” includes any shares fully owned, including shares owned by spouse, dependent children or a trust, outstanding stock options (unexercised vested and non-vested), fully vested shares held in our 401(k) plan, shares held in our Associate Stock Purchase Plan ("ASPP"), 50% of non-vested restricted stock awards and shares held in our deferred compensation plan.

For all Directors and officers subject to the guidelines, a reduced ownership requirement scale will be applied based on tenure. For non-employee Directors, a 10% per year reduced ownership requirement scale will be applied based on years of service with the Board with a minimum ownership requirement of five times the annual cash retainer, regardless of tenure. For officers, a 2% per year reduced ownership requirement scale will be applied after ten years of service with a minimum ownership requirement of one-half of the Ownership Percentage Requirement noted above regardless of tenure. The guidelines also include hardship and retirement provisions in order to allow executives to diversify a portion of their stock holdings as they approach retirement.
At the annual measurement date on January 1, 2013, all of the NEOs were compliant with the stock ownership guidelines. The guidelines allow any officer or Director who is not currently compliant to submit a plan to the CEO and CPO indicating how compliance will be achieved within a five-year timeframe.
Retirement
We have a 401(k) retirement plan in which contributions are made by us to the NEOs on the same basis as to all other associates. We offer this plan as part of our overall benefits and compensation package to remain competitive in the market and retain talent. We make matching contributions to the plan, on behalf of participants, in an amount equal to 33% of the first 6% of the participant's salary contribution. We also have the option to make a discretionary match to participants' accounts deferring at least 2% of their base salary, based on attainment of established earnings per share targets for the year. The discretionary match is calculated as a percentage of paid base salary to plan participants based on performance against earnings per share targets used in our Performance-Based Compensation Plan and was paid at 2% for 2012.

Associate Stock Purchase Plan
We have an Associate Stock Purchase Plan under which participants may elect to contribute 1% to 20% of eligible compensation to the plan, subject to annual limitations determined by the Internal Revenue Service. Participants may purchase our Common Stock at a 15% discount on the last trading day of the purchase period. All associates that meet the eligibility requirements under the ASPP, including the NEOs, are allowed to participate with the exception of those who own an aggregate of 5% or more of the total outstanding shares of our stock.

Health and Welfare Benefits
We have medical, dental and vision plans in which contributions are made by us to the NEOs on the same basis as to all other associates. Also, the cost of these plans and opportunity for benefits thereunder are the same for the NEOs as for all other associates. We offer these plans as part of our overall benefits and compensation package to remain competitive in the market and retain talent.

Perquisites
We consider offering perquisites to our NEOs to help them effectively use their limited personal time and in recognition that they are on call 24 hours a day, seven days a week.

To increase the number of client visits our key executives can make and to reduce the physical strain of their heavy travel schedules, we own and/or lease Corporate Aircrafts. In limited circumstances, the Corporate Aircraft is available for personal use by certain Cerner executives as approved by the Compensation Committee or executive management. Our NEOs, other executive officers and Directors may use the Corporate Aircraft for personal use only if such personal use is pre-approved (with a pre-approved value) by the Compensation Committee. At this time the Compensation Committee has only approved a personal use value for Mr. Patterson (described above) and Mr. Clifford W. Illig, our Vice Chairman. Personal use of the Corporate Aircraft by the approved NEOs, other executive officers and Directors over or in lieu of any personal use value approved by the Compensation Committee is prohibited unless such use is pursuant to a written aircraft time sharing agreement with us. Business travel needs override all personal use requests.
In 2013, the Compensation Committee approved Mr. Patterson's (and his family's) use of the Corporate Aircraft for personal use up to $110,000 in value (calculated at the incremental cost to use Cerner's Corporate Aircraft (including when using non-Cerner aircraft in accordance with corporate policies) excluding "deadhead" hours), which allows Mr. Patterson to use his limited personal time effectively. During 2012, Mr. Patterson's personal use of our

Corporate Aircraft was valued at $151,740 incremental cost to us, including deadhead hours. Any amounts approved by the Compensation Committee but not used by the end of the calendar year will be paid out directly to Mr. Patterson.
In December 2006, we entered into an Aircraft Time Sharing Agreement with Mr. Patterson. This Aircraft Time Sharing Agreement was amended and restated in February 2013. Mr. Patterson's Amended and Restated Aircraft Time Sharing Agreement governs any personal use flights on the Corporate Aircraft by Mr. Patterson that exceed the Compensation Committee approved value. Mr. Patterson will pay us for the actual expenses of each specific flight, including the actual expense items of any "deadhead" flights that exceed the Compensation Committee approved value. The Compensation Committee has not designated any other NEOs as eligible to use the Corporate Aircraft for personal use up to a pre-approved value, and no other NEOs have entered into an aircraft time sharing agreement with us for personal use of the Corporate Aircraft.
We do not pay any tax gross-ups with regard to the taxable income related to these perquisites.
Severance Arrangements
Because employment with Cerner is at-will, Cerner has no obligation to compensate any associate upon termination from his or her employment other than as may be provided in that associate's Cerner Associate Employment Agreement or as specifically set forth in our Enhanced Severance Pay Plan, which was first approved in 2005. We recognize that business needs, an associate's work performance or other reasons may require termination of employment. Because we value the contributions of our associates, we promote compensation tools that will create and maintain a productive and fulfilling work environment, which tools also help with our recruiting and retention efforts. Our Enhanced Severance Pay Plan is used to: show that we value our associates and that we are interested in helping to mitigate the financial hardship caused by business conditions or other factors necessitating a termination; help recruit and assure retention of valuable associate experience, skills, knowledge and background; and, reinforce and encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control of the Company. We do not pay tax gross-ups on any severance payments.

Our Enhanced Severance Pay Plan is discussed in more detail below under the heading "Employment Agreements & Potential Payments Under Termination or Change in Control."
Employment Agreements
We enter into employment agreements with all of our associates, including all of the NEOs. Refer to "Employment Agreements & Potential Payments Under Termination or Change In Control" for further details.

Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to a company's chief executive officer and its three other most highly compensated NEOs serving at the end of that year. Not subject to the deductibility limit, however, is compensation that qualifies as "performance-based" compensation. Our objective is to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with our strategies and goals. Gains on exercises of stock options awarded under our shareholder approved Long-Term Incentive Plan and payments under our shareholder approved Performance-Based Compensation Plan are considered to be "performance-based" compensation not subject to the Section 162(m) deductibility limit. The Compensation Committee may from time to time approve compensation that is not deductible under Section 162(m).

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated NEOs for the fiscal year ended December 29, 2012.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Neal L. Patterson Chairman of the Board, Chief Executive Officer and President	2012	1,025,000	—	—	2,804,440	1,890,000	—	164,213	5,883,653
	2011	1,025,000	—	—	2,829,228	1,618,750	—	148,772	5,621,750
	2010	1,005,385	—	—	2,693,424	1,263,450	—	129,427	5,091,686

Marc G. Naughton Executive Vice President and Chief Financial Officer	2012	450,769	—	384,300	876,388	542,500	—	11,031	2,264,988
	2011	413,077	—	—	720,167	472,500	—	11,154	1,616,898
	2010	386,538	—	—	673,356	351,600	—	10,562	1,422,056

Jeffrey A. Townsend Executive Vice President and Chief of Staff	2012	538,462	—	768,600	1,402,220	805,000	—	11,056	3,525,338
	2011	489,615	—	2,064,000	—	665,000	—	11,213	3,229,828
	2010	451,538	—	2,047,500	—	494,100	—	10,612	3,003,750

Michael R. Nill Executive Vice President and Chief Operating Officer	2012	538,462	—	768,600	1,402,220	805,000	—	11,056	3,525,338
	2011	476,923	—	2,064,000	—	647,500	—	11,202	3,199,625
	2010	394,231	—	2,047,500	—	424,500	—	10,567	2,876,798

Zane M. Burke Executive Vice President-Client Organization	2012	403,385	—	1,123,500	1,903,848	556,500	—	15,863	4,003,096
	2011	321,154	—	—	873,851	459,848	—	14,847	1,669,700

(1)
Only 2012 and 2011 information is reported for Mr. Burke since he was not an NEO or executive officer in 2010. Mr. Burke received an off-cycle compensation increase during 2012 to align his compensation opportunity with those in the top quartile relative to scope of responsibility and value created. Specifically, Mr. Burke's base salary increased to $450,000 effective July 29, 2012 and his performance-based cash incentive increased to $450,000 effective July 1, 2012. He also received additional equity grants as disclosed in Footnote 6 of the “2012 Grants of Plan-Based Awards” table.

(2)
In 2012, restricted stock awards were granted pursuant to a three-year performance vesting timeframe under our Long-Term Incentive Plan.  The amounts above reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 in relation to the 2012 three-year performance vesting timeframe at the probable outcome of the performance metrics being achieved as of the date of grant.  The actual amounts that will be earned under the 2012 restricted stock grants during the three-year vesting timeframe are dependent upon the achievement of pre-established performance goals and potential reduction of vesting amounts based on subjective performance evaluations.  The above numbers assume the maximum level of performance against performance metrics and no reduction in vesting amounts related to the subjective performance evaluations.

(3)
These amounts reflect the grant date fair value of the option awards granted. Refer to the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year ended December 29, 2012 for the relevant assumptions used to determine the valuation of our option awards.

(4)	Reflects payments made under our Performance-Based Compensation Plan as described above under "Compensation Elements - Performance-Based Cash Incentive Compensation."

(5)
This column includes the aggregate incremental cost to us of providing personal benefits to the NEOs. It includes our matching contributions (both fixed and discretionary) to the NEOs' accounts pursuant to our 401(k) retirement plan, premiums paid by us on group term life insurance and the expense associated with the discount on Common Stock purchases under our ASPP. The personal benefits in this column that represent at least $25,000 or 10% of the total amount of All Other Compensation for the NEOs include personal use of our Corporate Aircraft by Mr. Patterson, which had an incremental cost to us in the amount of $151,740, $136,360 and $117,650 in 2012, 2011 and 2010, respectively. The incremental cost to us of Mr. Patterson's personal use of Corporate Aircraft was calculated by combining the variable operating costs of such travel, including the cost of fuel and oil, engine reserves, auxiliary power unit reserves, on-board catering and deicing fluids when applicable, and the costs of deadhead hours.

2012 GRANTS OF PLAN-BASED AWARDS
The following table reflects estimated possible payouts under non-equity incentive plan awards and the number, exercise price and grant date fair value of option and performance-based restricted stock awards made to the NEOs in 2012. Our non-equity incentive awards are granted to participants of our Performance-Based Compensation Plan based upon pre-established performance targets set annually by the Compensation Committee and the Incentive Compensation Plan - Quarterly Administration Subcommittee. For more detailed information regarding our Performance-Based Compensation Plan, see "Compensation Elements - Performance-Based Cash Incentive Compensation." Our equity incentive awards are granted under our shareholder approved 2011 Omnibus Equity Incentive Plan. For more detailed information regarding our 2011 Omnibus Equity Incentive Plan, see “Compensation Elements - Long-Term Incentive Plan Compensation.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($) (1)	Target ($)	Maximum ($) (2)	Threshold	Target (#) (3)	Maximum
Neal L. Patterson	3/9/2012	1,012,500	1,350,000	2,050,000	—	—	—	—	80,000	76.86	2,804,440
Marc G. Naughton	3/9/2012	290,625	387,500	639,375	—	5,000	—	—	25,000	76.86	1,260,688
Jeffrey A. Townsend	3/9/2012	431,250	575,000	875,000	—	10,000	—	—	40,000	76.86	2,170,820
Michael R. Nill	3/9/2012	431,250	575,000	875,000	—	10,000	—	—	40,000	76.86	2,170,820
Zane M. Burke (6)	3/9/2012	298,125	397,500	565,250	—	5,000	—	—	30,000	76.86	1,435,965
	7/31/2012					10,000			25,000	73.92	1,591,383

(1)	These amounts represent the lowest level of payouts, if any payout is triggered, for each metric under the Performance-Based Compensation Plan.

(2)
These amounts reflect the maximum available payout under the Performance-Based Compensation Plan. There is a further limit on the maximum payout relative to Section 162(m) of the Internal Revenue Code. This maximum is set at 200% of base salary for our CEO and 175% of base salary for the other NEOs.

(3)	These amounts reflect the number of shares subject to performance metrics as discussed in "Vesting of Performance-Based Restricted Stock Grants."

(4)	The exercise price is equal to the closing fair market value of our Common Stock on the date of grant.

(5)
These amounts reflect the grant date fair value of the awards granted. Refer to the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year ended December 29, 2012 for the relevant assumptions used to determine the valuation of our option awards.

(6)
Mr. Burke received additional equity grants on July 31, 2012 as discussed in Footnote 1 of the “Summary Compensation Table”. The performance-based restricted stock grant will vest on the following schedule based on attainment of the related performance target noted and Mr. Burke's continued employment through the vesting date. 1,000 shares shall vest on August 31, 2013 if our reported adjusted earnings for the period July 1, 2012 to June 29, 2013 are equal to or greater than a 7% increase over our reported adjusted earnings for the period July 3, 2011 to June 30, 2012; 1,000 shares shall vest on June 1, 2014 if our reported adjusted earnings for fiscal year 2013 are equal to or greater than a 14% increase over our reported adjusted earnings for fiscal year 2011; and 8,000 shares shall vest on June 1, 2015 if our reported adjusted earnings for fiscal year 2014 are equal to or greater than 20% increase over our reported adjusted earnings for fiscal year 2011. The number of shares vesting is subject to reduction down to zero based on Mr. Burke's individual performance rating and performance goal attainment.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END
The following table provides information regarding outstanding awards to the NEOs that have been granted but not vested or exercised as of December 29, 2012.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards
		Exercisable (#)	Unexercisable (#)						Number of Unearned Shares That Have Not Vested (#) (3)	Market Value at December 28, 2012 of Unearned Shares That Have Not Vested ($)
Neal L. Patterson	6/3/2004	120,000	—	10.50	6/3/2014	(1)	—	—	—	—
	6/3/2005	160,000	—	15.70	6/3/2015	(1)	—	—	—	—
	9/16/2005	168,000	—	20.56	9/16/2015	(1)	—	—	—	—
	3/9/2006	200,000	—	21.76	3/9/2016	(1)	—	—	—	—
	3/9/2007	160,000	—	26.91	3/9/2017	(1)	—	—	—	—
	3/14/2008	115,200	28,800	20.11	3/14/2018	(1)	—	—	—	—
	3/6/2009	84,000	56,000	18.36	3/6/2019	(1)	—	—	—	—
	3/12/2010	48,000	72,000	42.60	3/12/2020	(1)	—	—	—	—
	3/11/2011	—	110,000	51.60	3/11/2021	(1)	—	—	—	—
	6/28/1995	1,180,000	—	7.41	6/28/2020	(2)	—	—	—	—
	3/9/2012	—	80,000	76.86	3/9/2022	(1)	—	—	—	—

Marc G. Naughton	6/3/2005	25,000	—	15.70	6/3/2015	(1)	—	—	—	—
	3/9/2006	40,000	—	21.76	3/9/2016	(1)	—	—	—	—
	3/9/2007	40,000	—	26.91	3/9/2017	(1)	—	—	—	—
	3/14/2008	36,000	9,000	20.11	3/14/2018	(1)	—	—	—	—
	3/6/2009	18,000	12,000	18.36	3/6/2019	(1)	—	—	—	—
	3/12/2010	12,000	18,000	42.60	3/12/2020	(1)	—	—	—	—
	3/11/2011	—	28,000	51.60	3/11/2021	(1)	—	—	—	—
	2/24/1997	35,000	—	3.75	2/24/2022	(2)	—	—	—	—
	3/9/2012	—	25,000	76.86	3/9/2022	(1)	—	—	5,000	380,400

Jeffrey A. Townsend	6/12/2003	20,000	—	5.65	6/12/2013	(1)	—	—	—	—
	9/4/2003	20,000	—	9.02	9/4/2013	(1)	—	—	—	—

	6/3/2004	48,000	—	10.50	6/3/2014	(1)	—	—	—	—
	6/3/2005	60,000	—	15.70	6/3/2015	(1)	—	—	—	—
	3/9/2006	50,000	—	21.76	3/9/2016	(1)	—	—	—	—
	3/9/2007	50,000	—	26.91	3/9/2017	(1)	—	—	—	—
	3/14/2008	48,000	12,000	20.11	3/14/2018	(1)	—	—	—	—
	3/6/2009	33,000	22,000	18.36	3/6/2019	(1)	—	—	—	—
	2/24/1997	9,832	—	3.75	2/24/2022	(2)	—	—	—	—
	3/9/2012	—	40,000	76.86	3/9/2022	(1)	—	—	10,000	760,800
	6/1/2010	—	—	—	—	—	—	—	39,000	2,967,120
	3/11/2011	—	—	—	—	—	—	—	36,000	2,738,880

Michael R. Nill	6/3/2005	5,000	—	15.70	6/3/2015	(1)	—	—	—	—
	4/25/2006	40,000	—	20.42	4/25/2016	(1)	—	—	—	—
	4/24/2007	50,000	—	27.31	4/24/2017	(1)	—	—	—	—
	4/25/2008	40,000	10,000	23.16	4/25/2018	(1)	—	—	—	—
	3/6/2009	33,000	22,000	18.36	3/6/2019	(1)	—	—	—	—
	11/8/1996	2,600	—	3.50	11/8/2021	(2)	—	—	—	—
	11/10/1997	1,560	—	7.00	11/1/2022	(2)	—	—	—	—
	3/9/2012	—	40,000	76.86	3/9/2022	(1)	—	—	10,000	760,800
	6/1/2010	—	—	—	—	—	—	—	39,000	2,967,120
	3/11/2011	—	—	—	—	—	—	—	36,000	2,738,880

Zane M. Burke	4/24/2007	10,000	—	27.31	4/24/2017	(1)	—	—	—	—
	4/25/2008	—	8,000	23.16	4/25/2018	(1)	—	—	—	—
	5/1/2009	18,000	12,000	26.34	5/1/2019	(1)	—	—	—	—
	5/3/2010	6,000	9,000	43.35	5/3/2020	(1)	—	—	—	—
	5/16/2011	—	30,000	59.12	5/16/2021	(1)	—	—	—	—
	3/9/2012	—	30,000	76.86	3/9/2022	(1)	—	—	5,000	380,400
	7/31/2012	—	25,000	73.92	7/31/2022	(1)	—	—	10,000	760,800
	10/10/1997	440	—	6.50	10/10/2022	(2)	—	—	—	—
	10/5/1998	800	—	5.50	10/1/2023	(2)	—	—	—	—

(1)	Option vests over a five-year period with a 40% vest increment two years from date of grant and 20% vest increments for each of the next three years. Option expires 10 years from date of grant.

(2)	Option vests over a 10-year period with 10% vest increments for each of the 10 years from date of grant. Option expires 25 years from date of grant.

(3)
Restricted stock awards that are subject to performance metrics. These awards are scheduled to vest as follows assuming attainment of the performance metrics. Mr. Naughton: 500 shares on June 1, 2013, 500 shares on June 1, 2014 and 4,000 shares on June 1, 2015; Mr. Townsend and Mr. Nill: 44,000 shares on June 1, 2013; 33,000 shares on June 1, 2014; and 8,000 shares on June 1, 2015; Mr. Burke: 500 shares on June 1, 2013, 1,000 shares on August 31, 2013, 1,500 shares on June 1, 2014 and 12,000 shares on June 1, 2015.

2012 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding option exercises by our NEOs and the vesting of restricted stock held by our NEOs during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Neal L. Patterson	100,000	7,137,250	—	—
Marc G. Naughton	54,168	3,430,150	—	—
Jeffrey A. Townsend	—	—	10,000	763,700
Michael R. Nill	45,000	2,640,421	10,000	763,700
Zane M. Burke	70,000	3,838,619	—	—

(1)	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

(2)	Represents the aggregate dollar amount realized, which is calculated by multiplying the number of shares of restricted stock by the fair market value of our Common Stock on the vesting date.

EMPLOYMENT AGREEMENTS &
POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE IN CONTROL
Employment Agreements
Employment agreements entered into with our associates primarily serve to: i) create an "at-will" employment relationship, ii) assign to us any intellectual property rights the associate may otherwise have to any discoveries, inventions or improvements related to our business made while in our employ or within one year thereafter and iii) provide for restrictive covenants of the associate in favor of Cerner during and after employment with Cerner, including: confidentiality, non-compete and non-solicit obligations. Such employment agreements help ensure protection of our intellectual property, client-base/relationships and associates. We enter into such employment agreements with all of our associates, including all of the NEOs.
Effective January 1, 2008, we entered into an updated employment agreement with Mr. Patterson, replacing his prior employment agreement. The material terms of Mr. Patterson's employment agreement provide for: a) at-will employment, b) an annual base salary, specified use of our Corporate Aircraft and a potential bonus as determined annually by the Board, c) severance payments and benefits upon certain termination events, as discussed in detail below, d) an assignment provision wherein Mr. Patterson will assign all discoveries, inventions or improvements related to our business to us, e) a nondisclosure provision that survives in perpetuity, f) noncompetition and non-solicitation provisions that are effective during the term of Mr. Patterson's employment and for two years following termination of employment, for any reason, with us, and g) a general mutual indemnification provision by Mr. Patterson and us.
We have entered into at-will employment agreements with each of our other NEOs. Under these agreements, each executive agrees not to compete with us during the executive's employment with us and for at least two years thereafter; to protect our confidential business information; and, to assign to us any intellectual property rights the executive may otherwise have to any discoveries, inventions or improvements related to our business made while in our employ or within one year thereafter.
Our Enhanced Severance Pay Plan applies to all of our U.S. based permanent, full-time salaried associates other than Mr. Patterson (whose severance benefits are set forth in his Employment Agreement) and offers severance pay upon: i) certain termination without cause events (the severance benefits for our NEOs other than Mr. Patterson currently range from 16 weeks to 52 weeks - and are contingent upon the NEO satisfying certain conditions, including without limitation the execution of a severance and release agreement with us providing for a complete release of all employment related claims), or ii) qualifying terminations or resignations for Good Reason following a Change in Control, which severance benefits will be paid at 1.5 times the calculated severance (based on role and tenure) as set forth below in the Severance Matrix, and will include both base salary and average cash bonus.

	Severance Matrix - Determined by Years of Service
Associates	Less Than 2 Years Severance Weeks	>2, Less Than 5 Years Severance Weeks	>5, Less Than 10 Years Severance Weeks	>10 Years Severance Weeks
NEOs other than the CEO	16	24	36	52
The amount of any severance benefit paid out under the Enhanced Severance Pay Plan is in lieu of, and not in addition to, any other severance an eligible associate may otherwise be entitled to receive from us, including under a Cerner Associate Employment Agreement or other document.
Potential Payments Upon Termination or Change in Control
The following summaries set forth potential payments payable to our NEOs upon termination of employment or a Change in Control in the Company under (and as defined in) their current employment agreements and our other compensation programs, including our Enhanced Severance Pay Plan. The Compensation Committee may at its discretion revise, amend or add to the benefits if it deems advisable.

Neal L. Patterson

Termination by us without Cause (prior to a Change in Control): If Mr. Patterson's employment is terminated by us without Cause (as defined in his Employment Agreement), Mr. Patterson will be entitled to:
Severance Pay: i) three years' base salary (based on his annual base salary at the time of the termination) (less normal tax and payroll deductions) and ii) three times the average annual cash bonus received during the prior three year period (less normal tax and payroll deductions) (which severance amounts will be reduced pursuant to his employment agreement to the extent any amounts are classified as a "parachute payment" under Section 280G of the Internal Revenue Code, unless, even with the imposition of the 20% excise tax on Mr. Patterson, he would receive a larger benefit than he would if his "parachute payments" were reduced (the "Reduced Amount")). These severance payments will generally be payable pro rata during the three-year severance term on Cerner's regular paydays, other than amounts during the first six months that qualify as "excess severance payments" as defined under Section 409A (which amounts will be paid at a later date in accordance with the Employment Agreement).
Benefits: health benefits for a three-year period following the termination of employment.
Equity Awards: immediate vesting of all equity incentive awards granted to Mr. Patterson to the extent such grants would have vested based on the passage of time during the three year period following the date of Mr. Patterson's termination without Cause had he not been terminated. Upon termination by us without Cause, Mr. Patterson will forfeit any equity awards granted prior to the date of his Employment Agreement, unless otherwise provided in the equity award agreement entered into with Mr. Patterson at the time of grant, except that he will generally have a period of time following termination of employment to exercise any vested options in accordance with the terms of each specific option agreement.
Termination by us without Cause or Resignation by Mr. Patterson for Good Reason (both upon or following a Change in Control): If there is a Change in Control of the Company (as defined in Mr. Patterson's Employment Agreement), and either: a) Mr. Patterson's employment with us is terminated without Cause within 12 months following the date the Change in Control becomes effective, or b) Mr. Patterson resigns his employment with Good Reason (as defined in his Employment Agreement) within 12 months after the Change in Control becomes effective, then Mr. Patterson will be entitled to:
Severance Pay: i) three years' base salary (based on his annual base salary at the time of the termination or resignation) (less normal tax and payroll deductions) and ii) three times the average annual cash bonus received during the prior three-year period (less normal tax and payroll deductions and less any Reduced Amount). These severance payments will be payable either pro rata or in a lump sum payment depending on whether the Change in Control event meets the definition of change in control under Section 409A.
Benefits: health benefits for a three-year period following the termination or resignation.
Equity Awards: following the Change in Control, 50% of each equity incentive award granted to Mr. Patterson under any of our equity incentive plans that has not yet vested will become vested on the date the Change in Control becomes effective. The remaining 50% of each equity incentive award that has not yet vested will continue to vest according to its vesting schedule, unless Mr. Patterson's employment is terminated without Cause or he resigns with Good Reason within 12 months following the date the Change in Control becomes effective, in which case 100% of all equity incentive awards will become fully vested upon the effective date of such termination or resignation. The Compensation Committee or Board, however, may decide to accelerate the vesting of any of Mr. Patterson's options.
Termination by us for Cause or Resignation by Mr. Patterson (other than for Good Reason upon a Change in Control): In the event we terminate Mr. Patterson's employment for Cause or if Mr. Patterson resigns his employment (other than for Good Reason within 12 months following a Change in Control), Mr. Patterson will be entitled to no further compensation or benefits under his Employment Agreement other than: unpaid salary earned through the termination date and earned but unpaid incentive pay in accordance with our policies.

Equity Awards: unless otherwise provided in the award agreement entered into with Mr. Patterson at the time of grant, upon termination for Cause (as defined in the award agreements) or resignation by Mr. Patterson (other than for Good Reason within 12 months following a Change in Control), Mr. Patterson will forfeit any outstanding unvested awards on the termination date, and he will generally have a period of time following termination of employment to exercise any vested options in accordance with the terms of each specific option award agreement.

Termination upon Death or Disability: In the event Mr. Patterson's employment is terminated as a result of a Disability (as defined in his Employment Agreement) or in the event of Mr. Patterson's death, we will owe Mr. Patterson no further compensation under his Employment Agreement other than: unpaid salary earned through the termination date and earned but unpaid incentive pay in accordance with our policies.

Benefits: if Mr. Patterson's employment is terminated as a result of his death, his estate is entitled to life insurance benefits under our group life insurance program equal to $500,000. In the event of accidental death, Mr. Patterson's estate would receive an additional $500,000. In the event Mr. Patterson died in a travel accident while on Cerner business, his estate would receive an additional $200,000.

Equity Awards: unless otherwise provided in the award agreement entered into with Mr. Patterson at the time of grant, upon termination due to Disability or death, Mr. Patterson will forfeit any outstanding awards, except that he or his estate will generally have a period of time following termination of employment to exercise any vested options in accordance with the terms of each specific option agreement. The Compensation Committee or Board, however, may decide to accelerate the vesting of any of Mr. Patterson's options.

Assuming Mr. Patterson's employment was terminated under each of these circumstances on December 29, 2012, such payments and benefits would have an estimated value of:

Name	Payment/Benefit	Termination Without Cause (prior to a CIC) ($)	Termination Without Cause or Resignation for Good Reason (following a CIC) (1) ($)	For Cause Termination or Resignation (without Good Reason following a CIC) ($)	Death (2) ($)	Disability ($)
Neal L. Patterson	Cash Severance (3)	7,847,200	7,847,200	—	—	—
	Benefits(4)	51,808	51,808	—	500,000	—
	Value of Accelerated Equity(5)	9,409,056	9,947,616 (6)	—	—	—

(1)	Assumes an effective Change in Control date of December 29, 2012.

(2)
The value of death benefits includes the value of basic life insurance. In the event of accidental death, Mr. Patterson's estate would receive an additional $500,000. In the event Mr. Patterson died in a travel accident while on Cerner business, his estate would receive an additional $200,000.

(3)	Cash severance payments could be made in a lump sum or as salary continuation on regularly scheduled paydays for the applicable severance period as determined by us.

(4)
In the case of a termination without Cause or Resignation for Good Reason, this includes the cost of premiums for health, vision and dental benefits over a three year period, based on the rates in effect on January 1, 2013.

(5)
The payments relating to equity represent the value of unvested, accelerated stock options as of December 29, 2012, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of our Common Stock on December 28, 2012. Does not include the value of Mr. Patterson's vested options of $139,528,770 as of December 29, 2012.

(6)
50% of this amount relates to options that would vest automatically upon a Change in Control even if Mr. Patterson's employment continued and 50% represents options that would vest upon his termination of employment without Cause or he resigns with Good Reason within 12 months following the date the Change in Control becomes effective.

Marc G. Naughton, Jeffrey A. Townsend, Michael R. Nill and Zane M. Burke

Termination by us without Cause (with or without a Change in Control event) or Resignation (for Good Reason following a Change in Control event): If we terminate any one of the above NEO's employment without Cause (as defined in each such NEO's employment agreement), each of Mr. Naughton, Mr. Townsend, Mr. Nill and Mr. Burke will be entitled to the following (except where otherwise stated):

Severance Pay: the equivalent of two weeks' base salary (exclusive of commissions, advances against commissions, bonus and other non-salary compensation and benefits), except Mr. Townsend (who does not have a severance pay provision in his employment agreement). In addition, if we terminate any one of the above NEO's employment without Cause (as defined in our Enhanced Severance Pay Plan, see discussion above), with or without a Change in Control event, each one may be entitled to certain additional severance pay under our Enhanced Severance Pay Plan if he is found to be an Eligible Associate (as defined in the Enhanced Severance Pay Plan), which eligibility would entitle him to both non-Change in Control Severance and Change in Control Severance (both defined in the Enhanced Severance Play Plan) and such amounts would be in lieu of and not in addition to the severance, if any, set forth in their employment agreement.

If any one of the above resigns for Good Reason upon a Change in Control event, he may be entitled to certain additional severance pay under our Enhanced Severance Pay Plan if he is found to be an Eligible Associate, which eligibility would entitle him to Change in Control Severance in such amounts as set forth in the Enhanced Severance Pay Plan.

Equity Awards: unless otherwise provided in the award agreement at the time of grant, upon termination by us without cause, the above NEOs will forfeit any outstanding unvested awards except that they will generally have a period of time following termination of employment to exercise any vested options in accordance with the terms of each specific option agreement. Additionally, stock options issued after June 1, 2005 provide that upon termination of the NEO by us other than for Cause (as defined in the option agreement) or upon resignation for Good Reason (as defined in the option agreement) within 12 months following a Change in Control, all remaining unvested options shall vest immediately (at the time of the Change in Control; 50% of such unvested options would have vested upon the Change in Control under the terms of such option agreements). The restricted stock issued in 2010, 2011 and 2012 was performance-based and therefore did not contain any change in control provisions.

Termination by us for Cause or upon Resignation (other than for Good Reason following a Change in Control event): If we terminate one of the above NEO's employment for Cause (as defined in their employment agreements) or if one of the above NEOs resigns his employment (other than for Good Reason following a Change in Control event), he will be entitled to no further compensation or benefits under his employment agreement other than: unpaid salary earned through the termination date and earned but unpaid incentive pay in accordance with our policies.

Equity Awards: unless otherwise provided in the award agreement at the time of grant, upon termination for Cause (as defined in the award agreements) or resignation (other than for Good Reason if addressed and defined in the award agreement), the above NEO will forfeit any outstanding unvested awards on the termination date, and he will generally have a period of time following termination of employment to exercise any vested options in accordance with the terms of each specific option agreement. The restricted stock issued in 2010, 2011 and 2012 was performance-based and therefore did not contain any change in control provisions.

Termination upon Death or Disability: In the event one of the above NEO's employment is terminated as a result of his disability or in the event of death, we will owe no further compensation under the employment agreement with such NEO other than: unpaid salary earned through the termination date and earned but unpaid incentive pay in accordance with our policies.

Benefits: if employment is terminated as a result of death, the NEO's estate is entitled to life insurance benefits under our group life insurance program equal to one year's salary, with a cap of $500,000, based upon his base salary at the time of death. In the event of accidental death, the NEO's estate would receive an additional one year's salary, with a cap of $500,000, based on his base salary at the time of death. If a NEO were to die in a travel accident while on Cerner business, his estate would receive an additional $200,000.

Equity Awards: unless otherwise provided in the award agreement at the time of grant, upon termination due to Disability or death, the above NEO will forfeit any outstanding unvested awards except that he or his estate will generally have a period of time following termination of employment to exercise any vested options in accordance with the terms of each specific option agreement.

Non-compete Payments: If any of the above NEOs (other than Mr. Patterson and Mr. Townsend) is unable to obtain employment within three months after termination of his employment due solely to the non-compete restrictions set forth in his employment agreement, the non-compete provisions will continue to be enforceable only so long as we make to him monthly payments, during the remaining non-compete period, equivalent on an annualized basis, to his average cash earnings during the last three years of his employment. Mr. Townsend's employment agreement, while containing a non-compete provision, does not address severance pay or non-compete payments.

Assuming employment was terminated on December 29, 2012 for each of the four NEOs (excluding Mr. Patterson, see table above) under each set of circumstances set forth above, the following table provides information regarding the estimated value of all such payments and benefits:

Name	Payment/Benefit	Termination Without Cause (prior to a CIC) ($)	Termination Without Cause or Resignation for Good Reason (following a CIC) ($) (1)	For Cause Termination or Resignation (without Good Reason following a CIC) ($)	Death ($) (2)	Disability ($)
Marc G. Naughton	Cash Severance (3)	460,000	1,373,300	—	—	—
	Benefits	—	—	—	460,000	—
	Value of Accelerated Equity(4)	—	2,484,450 (5)	—	—	—
	Non-compete Payments (6)	1,526,574	1,526,574	—	—	—

Jeffrey A. Townsend	Cash Severance(3)	550,000	1,807,050	—	—	—
	Benefits	—	—	—	500,000	—
	Value of Accelerated Equity(4)	—	1,941,480 (5)	—	—	—
	Non-compete Payments(6)	—	—	—	—	—

Michael R. Nill	Cash Severance(3)	550,000	1,763,500	—	—	—
	Benefits	—	—	—	500,000	—
	Value of Accelerated Equity(4)	—	1,799,040 (5)	—	—	—
	Non-compete Payments(6)	1,917,192	1,917,192	—	—	—

Zane M. Burke	Cash Severance(3)	450,000	1,427,604	—	—	—
	Benefits	—	—	—	450,000	—
	Value of Accelerated Equity(4)	—	1,877,610 (5)	—	—	—
	Non-compete Payments(6)	1,483,762	1,483,762	—	—	—

(1)	Assumes an effective Change in Control date of December 29, 2012.

(2)
The value of death benefits includes the value of basic life insurance. In the event of accidental death, each NEO's estate would receive the value of one additional year's salary based upon his salary at the time of death, with a cap of $500,000. In the event an NEO died in a travel accident while on Cerner business his estate would receive an additional $200,000.

(3)	Cash severance payments could be made in a lump sum or as salary continuation on regularly scheduled paydays for the applicable severance period as determined by us.

(4)
The payments relating to equity represent the value of unvested, accelerated stock options as of December 29, 2012, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of our Common Stock on December 28, 2012. Does not include the value of the NEO's vested options as of December 29, 2012, which would equal the following amounts: Mr. Naughton, $11,636,628; Mr. Townsend, $19,998,049; Mr. Nill, $9,285,070 and Mr. Burke, $1,666,529.

(5)
50% of this amount relates to options that would vest automatically upon a Change in Control even if each NEO's employment continued and 50% represents options that would vest upon each NEO's termination of employment without Cause or each resigns with Good Reason within 12 months following the date the Change in Control becomes effective.

(6)
Non-compete payments represent payments for months four to 21 per the terms of the employment agreement, assuming the executive officer is unable to obtain employment within three months after termination of his employment due solely to the non-compete restrictions set forth in his employment agreement. Mr. Townsend's employment agreement does not address non-compete payments.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our Directors is an executive officer of a public company of which a Company executive officer is a director. Other than Dr. Bisbee, none of our non-employee Directors has an interest in a reportable transaction that would be required to be disclosed under the section in this Proxy Statement titled "Certain Transactions." Both of our non-independent directors, Mr. Patterson and Mr. Illig, have an interest in certain reportable transactions set forth under the section of this Proxy Statement titled "Certain Transactions." All such reportable transactions have been approved by the disinterested Directors.

During the last fiscal year, none of the Company's current Compensation Committee members (Gerald E. Bisbee, Jr., Ph.D., Denis A. Cortese, M.D., John C. Danforth, Linda M. Dillman, William B. Neaves, Ph.D. and William D. Zollars) was: i) an officer or employee of the Company, or ii) a former officer of the Company.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a Code of Conduct for all Cerner associates and Directors (including our Chief Executive Officer, Chief Financial Officer and corporate controller). Any amendments to or waivers of the Code of Conduct applicable to our Chief Executive Officer, Chief Financial Officer or corporate controller will be posted on www.cerner.com.
Governance Documents
Our Corporate Governance Guidelines, the charters of the Audit, Compensation, and Nominating, Governance & Public Policy Committees of the Board, and the Code of Conduct can be found on our website at www.cerner.com under "About Cerner, Leadership." Shareholders may also request a free copy of these documents from: Cerner Corporation, c/o Corporate Secretary, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117.
Board Leadership Structure
Our Board is currently comprised of six independent Directors, plus Mr. Patterson, the Chairman of the Board, and Mr. Illig, Vice Chairman. Messrs. Patterson and Illig are both associates of the Company. Additionally, as prescribed by our Corporate Governance Guidelines (the "Guidelines"), the Board has designated the Chairperson of the NG&PP Committee to preside over all executive sessions of the Board (the "Lead Director"). The Lead Director's responsibilities include acting as chairperson for all meetings of the independent Directors, convening meetings of the independent Directors at the request of any of them, and establishing the agenda and approving the materials for those meetings, and acting as a liaison between the Chairperson and the independent Directors. The independent Directors generally meet in executive sessions at each regularly scheduled Board meeting and may hold additional executive sessions as they determine necessary or appropriate. As discussed above, the Board has established three standing Committees - i) Audit, ii) Compensation and iii) Nominating, Governance & Public Policy. Each of the Board Committees is composed solely of independent Directors, each with a different independent Director serving as Committee chair. The Board may also establish other committees as it deems appropriate and delegate to those committees any authority permitted by applicable law and Cerner's Bylaws as the Board deems reasonable and appropriate. We believe that the mix of experienced independent and management Directors that make up our Board, along with the independent role of Dr. Neaves, our current Lead Director, and our independent Board Committees, benefits the Company and its shareholders.
The NG&PP Committee oversees an annual self-evaluation by the Board and each Committee, part of which focuses on the governance structure of the Board and its Committees, and seeks recommendations with respect to the structures and practices best suited for us and our shareholders.
With respect to the roles of Chairman and CEO, the Guidelines reserve the right to the Board to vest the responsibilities of Chairman of the Board and CEO in the same individual, and the Board has exercised its discretion in combining these positions and appointing Neal L. Patterson, one of the founders of the Company, to serve as Chairman and CEO. The Board believes that it is in Cerner's best interests for the CEO to serve as the Chairman of the Board in light of Mr. Patterson's vision as a co-founder of the Company and his unique knowledge, experience and relationship with the Board, the health care IT industry and the Company's management. The Board believes that the combination or separation of these positions should continue to be considered as part of the succession planning process and that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board and CEO in any manner that it determines to be in the best interests of the Company and our shareholders.
Board Oversight of Enterprise Risk
Much attention continues to be given to the subject of corporate risk and how companies identify and manage risk. We believe that carefully taken risks lead to innovation and business success. We also recognize that reckless acceptance of risk or the failure to appropriately identify and mitigate risks could be destructive to our overall health and shareholder value.
Our Enterprise Risk Management team conducts an annual survey to identify risks, and together with our other compliance focused teams (such as Regulatory Affairs, Human Resources and Legal) and executive management, is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature, likelihood, magnitude of and ability to control the risk, as well as to identify steps to mitigate and manage each risk. Our executive management team and other managers are surveyed and/or interviewed to develop this information.
While risk oversight is a full Board responsibility, responsibility for overseeing management of our ERM team has been delegated to the Audit Committee. The Audit Committee also periodically reviews and explores with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Due to the dynamic nature of risk, the overall status of our significant risks are updated and significant risks are reviewed and updated at each quarterly Audit Committee meeting and adjustments are made to Board and Committee agendas throughout the year so that risks are reviewed at relevant times. This process facilitates the Board's ability to fulfill its oversight responsibilities of our risks.
In addition, an overall review of risk is inherent in the Board's consideration of our long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board's role in risk oversight is consistent with our leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its Committees providing oversight in connection with those efforts.

CONSIDERATION OF DIRECTOR NOMINEES
Director Qualifications
The Board's NG&PP Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The NG&PP Committee has the ability to retain third-party executive search firms to identify candidates as well, but has not traditionally relied upon this resource. Upon screening and recommendation by the NG&PP Committee, the Board has the responsibility for nominating candidates for election to the Board and for filling vacancies on the Board as they arise. In identifying and evaluating potential candidates, regardless of the source of the nomination, the Board considers the qualifications listed in our Corporate Governance Guidelines and the NG&PP Committee Charter, including without limitation, the requirement that nominees should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the shareholders. We endeavor to have a Board representing diverse and in depth experience in business, health care, information technology, government and in areas that are relevant to our global activities. The NG&PP Committee also considers the composition of the Board as a whole, looking to achieve a balance of the above noted experience across the full Board and a blend of management and independent Directors, while also covering the need for specific skill-sets such as Audit Committee and Compensation Committee expertise. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time.

The NG&PP Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. Thus, our Director nomination process is designed to consider diversity among the many factors that the Board considers in evaluating prospective nominees. Diversity, as considered by the NG&PP Committee, can encompass many attributes, from business experience, to substantive expertise, to background, to age, gender and race. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to our success.

For a discussion of the individual experience and qualifications of our Board members, please refer to the section entitled, "Information Concerning Directors" above.

Nomination Process and Shareholder Access to Directors
As stated above, the NG&PP Committee will consider recommendations for directorships submitted by shareholders. Shareholders who wish the NG&PP Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the NG&PP Committee in care of our Corporate Secretary, Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117 in accordance with the procedures described below in "Shareholder Proposals." Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to other potential nominees considered by the NG&PP Committee.
The Director nominees nominated for election at the 2013 Annual Shareholders' Meeting, as set forth below in Proposal #1, were recommended by the NG&PP Committee and nominated for re-election by the full Board.
The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the individual Directors. Shareholders may send written communications to the Board or any of the individual Directors c/o Corporate Secretary, Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117. All communications will be compiled by our Corporate Secretary and submitted to the Board or the individual Directors, as applicable, on a periodic basis.

Majority Voting for Directors
Cerner's Bylaws provide that, in the case of an uncontested Director election (i.e., where the number of nominees is the same as the number of Directors to be elected), Directors are elected by the affirmative vote of a majority of the votes cast, in person or by proxy, by the holders of outstanding shares of stock entitled to vote for the election of Directors. Any incumbent nominee for Director who fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing Directors, where the election is uncontested, must promptly - following certification of the shareholder vote - tender his or her resignation to the Board. The independent Directors (excluding the Director who tendered the resignation) will evaluate any such resignation in light of the best interests of Cerner and its shareholders in determining whether to accept or reject the resignation, or whether other action should be taken. In reaching its decision, the Board may consider any factors it deems relevant, including the Director's qualifications, the Director's past and expected future contributions to Cerner, the overall composition of the Board, and whether accepting the tendered resignation would cause Cerner to fail to meet any applicable rule or regulation (including NASDAQ Stock Market Marketplace Rules and federal securities laws). The Board will act on the tendered resignation, and publicly disclose its decision and rationale, within 90 days following certification of the shareholder vote.

CERTAIN TRANSACTIONS
The Company participates in the Health Management Academy, an industry-wide education forum, together with over 160 competitors, clients and potential clients of the Company. Dr. Bisbee, a member of our Board, owns approximately 50% of the common stock of the Health Management Academy. The total amount of fees paid by the Company in 2012 to the Health Management Academy was $183,570. The Company intends to continue its participation in the Health Management Academy in 2013.

As previously disclosed, during 2009, as part of our long-term space planning analysis, we determined that we would require additional office space for associates to accommodate our anticipated growth. We evaluated various sites in the Kansas City metropolitan area and negotiated with several different governmental entities regarding available incentives. Upon completion of this review, we decided to proceed with an office development in Wyandotte County, Kansas, which is part of the "Village West" development. In order to maximize available incentives, we agreed to pursue the Village West office development in conjunction with the development of the Village West stadium complex, an 18,000 seat, multi-sport stadium, and entered into a series of agreements to implement this development.

The Village West stadium complex was developed by Kansas Unified Development, LLC (the "Developer"), an entity controlled by Mr. Patterson and Mr. Illig. Sporting Kansas City ("Sporting KC") is the principal tenant of the stadium complex. OnGoal LLC ("OnGoal"), the owner of the Sporting KC professional soccer club, is also controlled by Messrs. Patterson and Illig. In 2012, we incurred $176,603 of cost for a corporate suite and other events at Sporting Park, Sporting KC season and event/group tickets and related expenses.

In the second quarter of 2012, vertical construction began on the Village West office development. The total construction and development cost of our office complex has been estimated to be approximately $170.0 million. We now believe we will receive incentives totaling approximately $82.0 million from the Developer, the Unified Government of Wyandotte County/Kansas City, Kansas (the "Unified Government") and the State of Kansas. Incentives from the State of Kansas will include cash grants, tax exemptions and tax credits. The value of some of these incentives may ultimately increase or decrease depending upon the final capital invested and the number of new jobs created. We now expect our net investment in the Village West office complex, after applying expected government incentives and payments from the Developer, to be approximately $88.0 million. We believe that the amount of government incentives that the Developer and OnGoal received, as well as the government incentives received by us, were materially increased due to the fact that we agreed to build our office complex in close proximity to the Village West stadium complex.

Effective January 20, 2012, we entered into a Construction Coordinator Agreement, as amended by Amendment No. 1 to the Construction Coordinator Agreement dated May 31, 2012, with GRAND Construction, LLC (the "Coordinator"), an entity controlled by Mr. Patterson and Mr. Illig, to coordinate, supervise, schedule and assist with managing the development, design and construction of the Phase 1 and 2 buildings and site at the Village West office development. Under the agreement, we will pay the Coordinator 2% of the total cost of the project (as specified in the agreement). We paid the Coordinator $1,399,118 in 2012. Based on management's projected scope of services, it is anticipated that the fees will be approximately $3.2 million and paid through April 2014.

We entered into a lease agreement with Trails Properties II, Inc., which is controlled by Mr. Patterson's revocable trust and Mr. Illig's revocable trust, for the right to use and access ground in the Three Trails development at Bannister Road in Kansas City, Missouri. The lease provides us with use and access of the ground at $100 per year rental rate for a three year term. In conjunction with this ground lease, we entered into an agreement with the Coordinator to develop the leased ground into a parking lot to accommodate our growing associate population at our Innovation Campus. $349,946 was paid to the Coordinator in 2012 for the development of the parking lot.

Certain executive officers and Board members have family members who are employed by the Company. The compensation of each such family member was established by the Company in accordance with the Company's employment and compensation practices applicable to employees with equivalent qualifications, experience, responsibilities and holding similar positions. Dr. David Nill is the brother of Julia M. Wilson, Sr. Vice President and Chief People Officer, and Michael R. Nill, Executive Vice President and Chief Operating Officer, both executive officers of the Company. Dr. Nill is employed by Cerner Health Connections, Inc. (a wholly-owned subsidiary of the Company) as Chief Medical Officer. Dr. Nill's aggregate cash compensation for fiscal year 2012 was $331,681. Dr. Nill's compensation is not subject to approval by the Board of Directors. On May 1, 2012, Dr. Nill was awarded options under our 2011 Omnibus Equity Incentive Plan (the "Omnibus Plan") to purchase 15,000 shares of the Company's Common Stock at an exercise price of $82.80 per share, which was the closing price of our Common Stock on the date the options were granted. The options granted to Dr. Nill vest at various amounts over a period of five years. Ms. Wilson's aggregate cash compensation for the fiscal year 2012 was $682,289. As a Section 16 Officer, her compensation was approved by the Board of Directors. On March 9, 2012, Ms. Wilson was awarded options under our Omnibus Plan to purchase 25,000 shares of our Common Stock at an exercise price of $76.86 per share, which was the closing price of our Common Stock on the date the options were granted. The options granted to Ms. Wilson vest at various amounts over a period of five years. Ms. Wilson was also awarded 5,000 performance-based restricted shares under our Omnibus Plan on March 9, 2012. These shares had a grant date value of $76.86 per share and vest at various amounts over a period of three years based on attainment of performance targets. Clay Patterson, the son of Neal L. Patterson, an executive officer of the Company, is employed by the Company as Managing Director, Cerner Capital, Inc. Mr. C. Patterson's aggregate cash compensation for fiscal year 2012 was $269,325. Mr. C. Patterson's compensation is not subject to approval by the Board of Directors. On May 1, 2012, Mr. C. Patterson was awarded options under our Omnibus Plan to purchase 10,000 shares of our Common Stock at an exercise price of $82.80 per share, which was the closing price of our Common Stock on the date the options were granted. The options granted to Mr. C. Patterson vest at various amounts over a period of five years.

In 2010, we entered into a Non-Exclusive Aircraft Dry Lease with Maple Holdings, LLC ("Maple Holdings"), an entity controlled by Mr. Illig. The agreement gives us the right to lease an aircraft for business needs, which aircraft is privately owned by Maple Holdings. The aircraft is used by us to meet our business needs and to provide air travel to Directors and executives entitled to air travel pursuant to compensation packages. Payments by us to Maple Holdings in 2012 under this lease totaled $193,759. In 2012, we paid TiFEC, LLC, an entity 99% owned by Mr. Illig's trust, the amount of approximately $184,579 to cover the cost of fuel to fly the aircraft owned by Maple Holdings for Company business.

We believe that these various relationships and transactions were reasonable and in the best interests of the Company.

Policies and Procedures for Review and Approval of Transactions with Related Persons

We have established a written conflict of interest policy to address instances in which an associate's or Director's private interests may conflict with the interests of the Company. We have established an ad hoc management committee, consisting of members from our Legal Department, to help administer our conflicts of interest policy and to render objective determinations regarding whether any associate's or Director's private interests may interfere with the interests of the Company. Once a transaction or relationship is identified, it is analyzed by the ad hoc management committee and outside counsel, as necessary, to determine if the transaction is a related party transaction within the meaning of Item 404(a) of the SEC's Regulation S-K (a "Related Party Transaction").

Conflicts of interest are also addressed in our Code of Conduct, which is published on our website at www.cerner.com under "About Cerner, Investor Relations, Corporate Governance." Any waiver of any provision of our Code of Conduct for executive officers or Directors may be made only by the Board, and will be promptly disclosed as required by law or NASDAQ rule.

We solicit information annually from our Directors and executive officers in connection with the preparation of disclosures in our annual report on Form 10-K and our annual Proxy Statement. We specifically seek information in writing pertaining to any Related Party Transaction. Additionally, management informs the Board and/or its Committees regarding any potential Related Party Transaction of which management is aware. All Related Party Transactions, as well as other transactions with related persons which are not Related Party Transactions, are submitted for review and ratification by the Audit Committee on an annual basis.

Our Board of Directors adopted a written policy governing the approval of Related Party Transactions. Under the policy, the Audit Committee will review the material facts of all Related Party Transactions that require the Audit Committee's approval and either approve or disapprove of the entry into the Related Party Transaction. If advance Audit Committee approval of a Related Party Transaction is not feasible, then the Related Party Transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee's next regularly scheduled meeting. In determining whether to approve or ratify a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

Related Person Transactions entered into without the Audit Committee's pre-approval will not violate our policy, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee or the Chair of the Audit Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by our policy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our Directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and holders of 10% or more of our equity securities are required to furnish us with copies of all Section 16(a) reports they file.
Based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during the fiscal year ended December 29, 2012 all Section 16(a) filing requirements applicable to our executive officers, Directors and holders of 10% or more of our equity securities were appropriately satisfied.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information, as of March 22, 2013 (unless otherwise indicated below), with respect to the beneficial ownership of shares of Common Stock by: i) each person known to us to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, ii) each Director and nominee for election as a Director, iii) each Named Executive Officer included in the Summary Compensation Table and iv) the executive officers and Directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
Neal L. Patterson (1)	14,346,748	8.35%
FMR LLC (2)	12,652,176	7.36%
The Vanguard Group (3)	8,609,866	5.01%
Clifford W. Illig (4)	7,988,562	4.65%
Jeffrey A. Townsend	388,854	*
Marc G. Naughton (5)	275,538	*
John C. Danforth (6)	198,358	*
Michael R. Nill	182,724	*
Zane M. Burke	52,867	*
William D. Zollars	45,550	*
William B. Neaves (7)	18,200	*
Gerald E. Bisbee, Jr.	18,200	*
Linda M. Dillman	9,866	*
Denis A. Cortese	4,266	*
All Directors and executive officers, as a group (12 persons)	23,529,733	13.70%
*Less than one percent.

(1)
Mr. Patterson reports sole voting and dispositive power with respect to 2,727,559 shares of Common Stock and shared voting and dispositive power with respect to 11,619,189 shares of Common Stock. The address for Mr. Patterson is Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117.

Such number of shares includes 1,609,346 held by Jeanne Lillig-Patterson, wife of Mr. Patterson, as trustee for their children. Such number of shares excludes 69,276 shares beneficially owned by Jeanne Lillig-Patterson. Mr. Patterson disclaims beneficial ownership of such shares.

(2)
Schedule 13G/A, dated February 14, 2013 and filed by FMR LLC, reported sole voting power with respect to 78,618 shares of Common Stock and sole dispositive power with respect to 12,652,176 shares of Common Stock. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
Schedule 13G, dated February 13, 2013 and filed by Vanguard Group, Inc., reported sole voting power with respect to 253,302 shares of Common Stock, sole dispositive power with respect to 8,366,864 shares of Common Stock and shared dispositive power with respect to 243,002 shares of Common Stock. The address for Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
Mr. Illig reports sole voting and dispositive power with respect to 3,806,656 shares of Common Stock and shared voting and dispositive power with respect to 4,181,906 shares of Common Stock. The address for Mr. Illig is Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117.

Such number of shares includes 782,668 shares held in trust by Bonne A. Illig, wife of Mr. Illig, serving as trustee for their children.

(5)	Includes 27,736 shares held jointly with Janise Naughton, wife of Marc G. Naughton.

(6)	Includes 1,720 shares held by Sally Danforth, wife of John C. Danforth.

(7)	Includes 18,200 shares held with Priscilla Neaves, wife of William B. Neaves, Ph.D., in Joint Tenancy with Right of Survivorship.

PROPOSAL #1

ELECTION OF DIRECTORS
There are three Director nominees for election to the Board of Directors (the "Board") this year. The Board has nominated Gerald E. Bisbee, Jr., Ph.D., Denis A. Cortese, M.D. and Linda M. Dillman, Class III Directors who have served continuously on our Board since 1988, 2011 and 2010, respectively. Unless otherwise instructed, the persons named as proxies will vote for the election of Dr. Bisbee, Dr. Cortese and Ms. Dillman. Each of the Director nominees has agreed to be named in this Proxy Statement and to serve if elected.

We know of no reason why any of the nominees would not be able to serve. However, in the event a nominee is unable or declines to serve as a Director, or if a vacancy occurs before election (which events are not anticipated), the persons named as proxies will vote for the election of such other person or persons as are nominated by the Board.
Information concerning each Director nominee is set forth above, along with information about other members of our Board.
Vote Required

The favorable vote of a majority of the votes cast, in person or by proxy, is required by the election of Directors. Our Board recommends a vote for the election of the nominees.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm during the year ended December 29, 2012 was KPMG LLP ("KPMG"). KPMG has audited our financial statements since 1983.
Audit and Non-Audit Fees
Audit Fees. KPMG billed us an aggregate of: $1,337,020 and $1,307,326 for professional services rendered for the audit of our consolidated financial statements for the years ended December 29, 2012 and December 31, 2011, its review of our consolidated financial statements included in our quarterly reports on Form 10-Q, and for routine consultation on accounting and reporting matters that directly affected the consolidated financial statements for the years ended December 29, 2012 and December 31, 2011, respectively. Additionally, KPMG billed us an aggregate of $107,855 and $115,587 for professional services rendered for audits of foreign subsidiaries in support of statutory reporting requirements for the years ended December 29, 2012 and December 31, 2011, respectively.

Audit-Related Fees. There were no audit-related fees billed to us by KPMG for the years ended December 29, 2012 and December 31, 2011.

Tax Fees. KPMG billed us an aggregate of $62,882 and $102,959 for tax services for the years ended December 29, 2012 and December 31, 2011, respectively, including fees for services relating to expatriate return services for associates who are not in a financial reporting oversight role and tax consultation and tax compliance services.

All Other Fees. KPMG billed us an aggregate of $42,211 for consulting services for the year ended December 29, 2012. There were no other fees billed to us by KPMG for the year ended December 31, 2011.

The Audit Committee has determined that the provision of services by KPMG described in the preceding paragraphs is compatible with maintaining KPMG's independence. All permissible non-audit services provided by KPMG in 2012 were pre-approved by the Audit Committee. In addition, audit engagement hours were performed by KPMG's full-time, permanent employees and/or affiliated employees in non-U.S. offices.

Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, our Audit Committee has approved all audit and non-audit services performed to date and currently planned to be provided related to the fiscal year 2013 by our independent registered public accounting firm, KPMG. The services include the annual audit, quarterly reviews, issuances of consents related to SEC filings and certain tax compliance services.

PROPOSAL #2
RATIFICATION OF THE APPOINTMENT OF KPMG
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has retained the firm of KPMG LLP as our independent registered public accounting firm for fiscal year 2013, and we are asking shareholders to ratify that appointment. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment but will not necessarily select another firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders. Representatives of KPMG will be present at the Annual Shareholders' Meeting, and will have the opportunity to make a statement and be available to answer questions.
Vote Required
The favorable vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Our Board recommends a vote in favor of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2013.

PROPOSAL #3
ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enable our shareholders to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules.

Our compensation strategy is to offer competitive compensation packages to attract, motivate and reward qualified associates who contribute significant value to the Company and to reward performance, such as attainment of business and individual associate goals, business results, leadership, and strong relationships with clients, and is not based on rewarding seniority. This pay-for-performance compensation strategy is linked to our performance management philosophy that is designed to identify and reward associate performance through compensation. This approach, which has been used consistently over the years, has resulted in our ability to attract and retain the executive talent necessary to lead us during a period of tremendous growth and transformation. Please refer to "Compensation Discussion and Analysis-Executive Summary" for an overview of the compensation of our NEOs.

We are asking our shareholders to indicate their support for our NEOs' compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to approve, on an advisory basis, the following resolution:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."
This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board and the Compensation Committee value the opinions of Cerner shareholders and to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will consider those shareholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Vote Required
The affirmative vote of a majority of the shares of Cerner Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal. Our Board recommends a vote in favor of the approval of the compensation of the Company's NEOs as disclosed in this Proxy Statement.

PROPOSAL #4
AMENDMENT TO SECOND RESTATED CERTIFICATE
OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
The Company's Second Restated Certificate of Incorporation provides that the Board is divided into three classes of Directors, with each class elected every three years. The Company's shareholders approved the election of Directors by classes in 1986. We believe that our shareholders have benefited from the classified Board structure by protecting long-term shareholder interests against abusive takeover tactics; permitting our Directors to develop a deeper knowledge of our business, especially in light of the opportunities and challenges arising from health care reform; encouraging the Board to govern with a long-term, strategic perspective to promote positive long-term financial performance by the Company and long-term value to shareholders; and ensuring continuity and stability of the Company's Directors and policies, so that a majority of Directors at any given time have prior experience as Directors of the Company.

In response to a vote by shareholders at our 2012 Annual Meeting of Shareholders approving, by a majority of the outstanding shares, a non-binding shareholder proposal to eliminate the classification of the Board, the NG&PP Committee, as well as the full Board, again considered the advantages and disadvantages of maintaining the classified Board structure and the implications of declassification. There are two sides to the argument. On the one hand, some shareholders believe that annual elections may increase accountability of directors because shareholders may evaluate and elect all directors on an annual basis, and the election of directors may be the primary means for shareholders to influence corporate governance policies of the Company. On the other hand, a classified structure may allow directors to exercise greater independence on behalf of all shareholders if they do not face annual reelection campaigns, as well as provide continuity and stability in the management of the business and affairs of the Company. In addition, classified boards may enhance shareholder value by forcing an entity seeking control of the Company to initiate discussions at arm's-length with the Board of the Company, because the entity seeking control cannot replace the entire Board in a single election.

After carefully considering the advantages and disadvantages of the classification of the Board, the views of our shareholders as expressed in the non-binding vote on this issue at the 2012 Annual Shareholder Meeting, a growing sentiment among institutional investors and their advisory services in favor of annual elections, and the recommendation of the NG&PP Committee, the Board adopted a resolution setting forth the proposed amendments to the Company's Restated Certificate to eliminate the classification of the Board of Directors over a three-year period, declared its advisability and directed that the proposed amendments be considered at the 2013 Annual Meeting of Shareholders.

The proposed amendments to the Restated Certificate eliminate the classification of the Board over a three-year period and provide for the annual election of all Directors beginning at the 2016 Annual Meeting of Shareholders. If approved, the proposed amendments to the Restated Certificate would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company would do promptly if shareholder approval is obtained for the proposed amendments. Board declassification would be phased-in over a three-year period, beginning at the 2014 Annual Meeting of Shareholders as follows:

•
Until the election of Directors at the 2014 Annual Meeting, the Board shall continue to be divided into three classes of Directors, Class I, Class II and Class III, with the Directors in Class I having a term expiring at the 2014 Annual Meeting, the Directors in Class II having a term expiring at the 2015 Annual Meeting and the Directors in Class III having a term expiring at the 2016 Annual Meeting.

•
Commencing with the election of Directors at the 2014 Annual Meeting, the Board shall be divided into two classes of Directors, Class I and Class II, with the Directors in Class I having a term that expires at the 2015 Annual Meeting and the Directors in Class II having a term that expires at the 2016 Annual Meeting. The successors of the Directors who, immediately prior to the 2014 Annual Meeting, were members of Class I (and whose terms expire at the 2014 Annual Meeting) shall be elected to Class I; the Directors who, immediately prior to the 2014 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class I; and the Directors who, immediately prior to the 2014 Annual Meeting, were members of Class III and whose terms were scheduled to expire at the 2016 Annual Meeting shall become members of Class II with a term expiring at the 2016 Annual Meeting.

•
Commencing with the election of Directors at the 2015 Annual Meeting, there shall be a single class of Directors, Class I, with all Directors of such class having a term that expires at the 2016 Annual Meeting. The successors of the Directors who, immediately prior to the 2015 Annual Meeting, were members of Class I (and whose terms expire at the 2015 Annual Meeting) shall be elected to Class I for a term that expires at the 2016 Annual Meeting, and the Directors who, immediately prior to the 2015 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2016 Annual Meeting shall become members of Class I with a term expiring at the 2016 Annual Meeting.

•
From and after the election of Directors at the 2016 Annual Meeting, the Board shall cease to be classified and the Directors elected at the 2016 Annual Meeting (and each meeting thereafter) shall be elected for a term expiring at the next Annual Meeting of Shareholders.

The proposed amendments would not affect the election of the class of Directors at this 2013 Annual Meeting. Beginning with the 2016 Annual Meeting, all Directors will stand for election at each Annual Meeting for one year terms. The proposed amendments would not change the present number of Directors or the Board's authority to change that number and to fill any vacancies or newly created directorships.

Delaware corporate law provides, unless otherwise provided in the certificate of incorporation, that members of a board that is classified may be removed only for cause. At present, because the Board is classified, the Restated Certificate provides that the members of the Board are removable only for cause. The proposed amendments provide that, once the Board has become declassified in 2016, Directors may be removed with or without cause.

The proposed Certificate of Amendment to the Restated Certificate is attached to this Proxy Statement as Annex I. If the proposed amendments to the Restated Certificate are approved by the shareholders, the Board will make certain conforming changes to the Company's Second Amended and Restated Bylaws.

Vote Required

The affirmative vote of the holders of at least 80% of the outstanding shares of voting stock of the Company is required to approve the amendments to the Restated Certificate. If the shareholders do not approve the proposed amendment, then the Board will remain classified and all Directors will continue to be elected to three-year terms. Our Board recommends a vote in favor of the proposed amendments to the Restated Certificate.

PROPOSAL #5
AMENDMENT TO SECOND RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOcK
Currently, our Second Restated Certificate of Incorporation) authorizes the issuance of 250,000,000 shares of our Common Stock, par value $0.01. On March 1, 2013, our Board adopted a proposal to amend the Restated Certificate to increase the number of shares of Common Stock we are authorized to issue from 250,000,000 to 500,000,000, subject to shareholder approval of the amendment.

Our Board has declared the proposed amendment to be advisable and in the best interest of the Company and its shareholders, and has submitted the proposed amendment to be voted on by the shareholders at the 2013 Annual Shareholders' Meeting. On April 5, 2013, there were [________] shares of Common Stock outstanding. A total of [_________] shares of Common Stock were reserved for issuance upon the exercise of stock based awards and for potential stock issuances under existing approved equity incentive plans. Based upon the number of issued and reserved shares of Common Stock, we currently have approximately [______] shares of Common Stock remaining available for other purposes.

In addition, we currently have 1,000,000 authorized but unissued shares of Preferred Stock available for issuance under our Restated Certificate. The proposed amendment does not increase the number of shares of Preferred Stock that we are authorized to issue. There are currently no shares of any series of our Preferred Stock outstanding and there are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any shares of our Preferred Stock.

Form of Amendment

We propose to amend our Restated Certificate so that the Fourth Article of the Restated Certificate will read as follows:

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is five hundred and one million (501,000,000) shares, consisting of:

(1)500,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"); and
(2)1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

The proposed form of Certificate of Amendment is set forth in Annex II to this Proxy Statement. If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Restated Certificate with the Secretary of State of the State of Delaware.

Purpose of Amendment

Our Board is recommending this increase in authorized shares of Common Stock primarily to give the Company appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board at its discretion, subject to any further shareholder action required in the case of any particular issuance by applicable law, regulatory agency or under the rules of NASDAQ or any stock exchange on which the Company's Common Stock may then be listed. Although there is no present agreement to issue any shares, the newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including without limitation, future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future stock equity plans or for other corporate purposes. There are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. However, the Board believes that the currently available number of unissued and unreserved shares does not provide sufficient flexibility for corporate action in the future.

Rights of Additional Authorized Shares

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. Our shareholders do not have preemptive rights with respect to our Common Stock. Accordingly, should the Board elect to issue additional shares of our Common Stock, existing shareholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of Amendment

Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders. Such dilution may be substantial depending upon the amount of shares issued. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt or contemplated attempt to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Vote Required

The amendment of the Fourth Article of the Restated Certificate requires the affirmative vote of a majority of the shares of our Common Stock outstanding and entitled to vote at the 2013 Annual Shareholders' Meeting. Our Board recommends a vote for the approval of the amendment to the Fourth Article of the Restated Certificate increasing the number of authorized shares of Common Stock.

SHAREHOLDER PROPOSALS
You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in the Company's proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 13, 2013. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Cerner Corporation
2800 Rockcreek Parkway
North Kansas City, Missouri 64117

For a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the shareholder must provide the information required by the Company's Bylaws and give timely notice to the Corporate Secretary in accordance with the Company's Bylaws, which, in general, require that the notice be received by the Corporate Secretary between:

•	the close of business on January 13, 2014; and

•	the close of business on February 21, 2014, unless,

the date of the shareholder meeting is moved more than 30 days before or after May 13, 2014 (the second Tuesday in May as set forth in the Bylaws), then notice of a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8 must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the meeting is first made.

You may propose director candidates for consideration by the Board's NG&PP Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above.

In addition, the Company's Bylaws permit shareholders to nominate directors for election at an annual shareholder meeting. To nominate a director, the shareholder must deliver the information required by the Company's Bylaws.
A shareholder may send a proposed director candidate's name and information to the Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual shareholder meeting, the shareholder must give timely notice to the Corporate Secretary in accordance with the Company's Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on January 13, 2014 and the close of business on February 21, 2014, unless the date of the shareholder meeting is moved more than 30 days before or after May 13, 2014 (the second Tuesday in May as set forth in the Bylaws), then the nomination must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the meeting is first made.

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. The Company's Bylaws also are available on our website at www.cerner.com under "About Cerner, Investor Relations, Corporate Governance."

HOUSEHOLDING OF PROXY MATERIALS
In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called "householding." Under this practice, shareholders who have the same address and last name will receive only one paper copy of our Annual Report and Proxy Statement, unless one or more of these shareholders notifies us that he or she wishes to receive individual copies. Upon such notice, by written or oral request, we will promptly deliver a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address.
If: (1) you share an address with another shareholder and received only one copy of our Annual Report and Proxy Statement, and would like to request separate paper copies; or (2) you share an address with another shareholder and together you would in the future like to receive only a single paper copy of the Annual Report and Proxy Statement, please notify our Corporate Secretary by mail at 2800 Rockcreek Parkway, North Kansas City, Missouri 64117 or by telephone at (816) 201-1024.

OTHER MATTERS
We know of no other matters to be brought before the Annual Shareholders' Meeting. If any other matter properly comes before the Annual Shareholders' Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares represented by the proxies as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS,

Randy D. Sims
Secretary
North Kansas City, Missouri
April 15, 2013

Annex I
PROPOSED
CERTIFICATE OF AMENDMENT
TO THE
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
CERNER CORPORATION

Cerner Corporation, a corporation existing under the laws of the State of Delaware (the "Corporation"), for the purpose of amending its Second Restated Certificate of Incorporation of the Corporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby make and execute this Certificate of Amendment to the Second Restated Certificate of Incorporation and does hereby certify that:

1.    The provisions of the present Article SIXTH of the Second Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (c) in its entirety and substituting in lieu thereof the following new subparagraph (c) of Article SIXTH:

(c) Subject to the rights of the holders of any Preferred Stock, or series thereof, to elect directors:

i.
From the effectiveness of this Article SIXTH filed with the Secretary of the State of Delaware until the election of directors at the 2014 annual meeting of stockholders (each annual meeting of stockholders, an "Annual Meeting"), pursuant to Section 141(d) of the DGCL, the Board shall be divided into three classes of directors (to be designated as Class I, Class II and Class III), as nearly equal in number as the then total number of directors constituting the whole board of directors permits, with the directors in Class I having a term expiring at the 2014 Annual Meeting, the directors in Class II having a term expiring at the 2015 Annual Meeting and the directors in Class III having a term expiring at the 2016 Annual Meeting. Directors in each class may be removed only with cause pursuant to subparagraph (e) of this Article SIXTH.

ii.
Commencing with the election of directors at the 2014 Annual Meeting, pursuant to Section 141(d) of the DGCL, the Board shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2015 Annual Meeting and the directors in Class II having a term that expires at the 2016 Annual Meeting. Directors in each class may be removed only with cause pursuant to subparagraph (e) of this Article SIXTH. The successors of the directors who, immediately prior to the 2014 Annual Meeting, were members of Class I (and whose terms expire at the 2014 Annual Meeting) shall be elected to Class I; the directors who, immediately prior to the 2014 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class I; and the directors who, immediately prior to the 2014 Annual Meeting, were members of Class III and whose terms were scheduled to expire at the 2016 Annual Meeting shall become members of Class II with a term expiring at the 2016 Annual Meeting.

iii.
Commencing with the election of directors at the 2015 Annual Meeting, pursuant to Section 141(d) of the DGCL, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2016 Annual Meeting. All such directors may be removed only with cause pursuant to subparagraph (e) of this Article SIXTH. The successors of the directors who, immediately prior to the 2015 Annual Meeting, were members of Class I (and whose terms expire at the 2015 Annual Meeting) shall be elected to Class I for a term that expires at the 2016 Annual Meeting, and the directors who, immediately prior to the 2015 Annual Meeting, were members of Class

II and whose terms were scheduled to expire at the 2016 Annual Meeting shall become members of Class I with a term expiring at the 2016 Annual Meeting.

iv.
From and after the election of directors at the 2016 Annual Meeting, the Board shall cease to be classified as provided in Section 141(d) of the DGCL, and the directors elected at the 2016 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting. Such directors may be removed with or without cause pursuant to subparagraph (e) of this Article SIXTH.

2.    The provisions of the present Article SIXTH of the Second Restated Certificate of Incorporation of the Corporation are amended by adding the following paragraph to the end of the present subparagraph (d) of Article SIXTH:
In the event of any increase or decrease in the authorized number of directors at any time during which the Board is divided into a class or classes: (a) each director then serving shall nevertheless continue as a director of the class of which he is a member until the expiration of his term or his prior death, retirement, resignation or removal; and (b) except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board among the class or classes as nearly equal in number as the then total number of directors constituting the whole board of directors permits.
3.    The provisions of the present Article SIXTH, subparagraph (d) of the Second Restated Certificate of Incorporation of the Corporation are further amended by deleting "of the class" in line 7 of the first sentence of Article SIXTH, subparagraph (d).
4.    The provisions of the present Article SIXTH of the Second Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (e) in its entirety and substituting in lieu thereof the following new subparagraph (e) of Article SIXTH:
(e) Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), prior to the election of directors at the 2016 Annual Meeting when the Board shall cease to be classified, any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of eighty percent (80%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this paragraph SIXTH, section (e), each share of the Voting Stock shall have the number of votes granted to it pursuant to paragraph FOURTH of this Certificate of Incorporation). From and after the election of directors at the 2016 Annual Meeting when the Board shall cease to be classified, any director or the entire board of directors of the corporation may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the Total Voting Power of the then outstanding shares of Voting Stock. For the purposes of this paragraph SIXTH, section (e): (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote on removal of any director or the entire board of directors in the manner provided in this paragraph SIXTH, section (e) (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered "Voting Stock" for purposes of this paragraph SIXTH, section (e)). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the provisions of this paragraph SIXTH shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

5.    The provisions of the present Article SIXTH, subparagraph (i) of the Second Restated Certificate of Incorporation of the Corporation are amended by deleting "or class of directors" in line 3 of the first sentence of Article SIXTH, subparagraph (i).
6.    The amendments to the Second Restated Certificate of Incorporation of the Corporation set forth above were duly adopted at a meeting of the Board of Directors of the Corporation and subsequently approved by the necessary number of shares as required by statute at an annual meeting of shareholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Cerner Corporation has caused this Certificate of Amendment to be executed on its behalf by its Chief Executive Officer and President, and attested by its Secretary, on ___________ __, 2013, and each of them does hereby affirm and acknowledge that this Certificate of Amendment is the act and deed of the Corporation and that the facts stated herein are true.

CERNER CORPORATION

By:
Neal L. Patterson
Chief Executive Officer & President
(CORPORATE SEAL)

ATTEST:

Randy D. Sims
Secretary

Annex II
PROPOSED
CERTIFICATE OF AMENDMENT
TO THE
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
CERNER CORPORATION

Cerner Corporation, a corporation existing under the laws of the State of Delaware (the "Corporation"), for the purpose of amending its Second Restated Certificate of Incorporation of the Corporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby make and execute this Certificate of Amendment to the Second Restated Certificate of Incorporation and does hereby certify that:

1.    The provisions of the present Article FOURTH of the Second Restated Certificate of Incorporation of the Corporation are amended by deleting the first sentence of Article FOURTH in its entirety and substituting in lieu thereof the following new first sentence of Article FOURTH, with no changes to be made to the subsequent sentences and provisions of Article FOURTH:
FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is five hundred and one million (501,000,000) shares, consisting of:
(1)500,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"); and
(2)1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

2.    The Amendment to the Second Restated Certificate of Incorporation of the Corporation set forth above was duly adopted at a meeting of the Board of Directors of the Corporation and subsequently approved at an annual meeting of shareholders of the Corporation by the affirmative vote of a majority of the outstanding shares of the Corporation's Common Stock, par value $0.01 per share, entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, Cerner Corporation has caused this Certificate of Amendment to be executed on its behalf by its Chief Executive Officer and President, and attested by its Secretary, on ___________ __, 2013, and each of them does hereby affirm and acknowledge that this Certificate of Amendment is the act and deed of the Corporation and that the facts stated herein are true.

CERNER CORPORATION

By:
Neal L. Patterson
Chief Executive Officer & President
(CORPORATE SEAL)

ATTEST:

Randy D. Sims
Secretary

From:	SPECIMEN [id@ProxyVote.com]
Sent:	Friday, April 15, 2013 8:12 AM
To:	Associate
Subject:	#CERNER12# CERNER CORPORATION Annual Meeting %P21033_0_012345678901_0000001%

TO: Cerner Corporation 401(k) Associate Participants
SUBJECT: Cerner 2013 Annual Shareholders' Meeting: Electronic Voting Instructions

The Annual Shareholders' Meeting of Cerner Corporation (the “Company”) will be held at 10:00 a.m., local time, on May 24, 2013. You have been enrolled to receive shareholder communications and to submit voting instructions via the Internet.
Please read the following information carefully.

As a participant in the Cerner Corporation Foundations Retirement Plan, you are entitled to instruct Fidelity (the “Trustee”) to vote the shares of Common Stock of the Company held by you under the Plan as of April 5, 2013. As of Aril 5, 2013 your Plan account reflected 123,456,789,012.000000 shares of Common Stock.

The number of shares of Common Stock shown includes any shares of Common Stock purchased as either an Associate contribution or Company contribution. Therefore, you may not be vested in the total number of shares of Common Stock indicated.

There are five items for which you may vote:

Proposal #1:	The election of three director nominees.

Proposal #2:	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for 2013.

Proposal #3:	Approval, on an advisory basis, of the compensation of our named executive officers.

Proposal #4:	Amendment to the Company's Second Restated Certificate of Incorporation repealing the Company's classified board of directors.

Proposal #5:	Amendment to the Company's Second Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock.

Details about each of these items are provided in the 2013 Proxy Statement.

The Board of Directors recommends that you vote for the election of director nominees Gerald E. Bisbee, Jr., Ph.D., Denis A. Cortese, M.D. and Linda Dillman and for Proposals 2, 3, 4 and 5.
CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

To access Proxy Vote, you will need the above CONTROL NUMBER and a four digit PIN. The PIN number you will need is the last four digits of your social security number. Internet voting is accepted up to 11:59 p.m. EDT, May 23, 2013.

The 2012 Annual Report and 2013 Proxy Statement can be found at the following Internet site:
http://www.cerner.com/About_Cerner/Investor_Relations/Proxy_Materials/
The Company's 2012 Annual Report and its 2013 Proxy Statement may also be provided, at the participant's request, in hard copy form. To receive a paper copy of the Company's 2012 Annual Report and 2013 Proxy Statement, please contact Rheana Papek at (816) 201-2884.

Once you submit your votes, the process is complete and your votes will remain confidential.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2013. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CERNER CORPORATION 2800 ROCKCREEK PARKWAY NORTH KANSAS CITY, MO 64117
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2013. Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M55837-P35362 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CERNER CORPORATION

Each of the following Proposals have been proposed by the Company:
1. Election of Directors
Nominees	For	Against	Abstain
1a. Gerald E. Bisbee, Jr., Ph.D.	☐	☐	☐
1b. Denis A. Cortese, M.D.	☐	☐	☐
1c. Linda M. Dillman	☐	☐	☐			For	Against	Abstain

2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Cerner Corporation for 2013.						☐	☐	☐

3. Approval, on an advisory basis, of the compensation of our named executive officers.						☐	☐	☐

4. Amendment to our Second Restated Certificate of Incorporation repealing the classification of our Board of Directors.						☐	☐	☐

5. Amendment to our Second Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock.						☐	☐	☐

NOTE: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3, 4 and 5 . In their discretion, the appointed proxies are to vote upon such other business as may properly come before the meeting which the Board of Directors does not have knowledge of a reasonable period of time before the solicitation of this Proxy.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

If you are a registered shareholder possessing a physical stock certificate and you need to update the address on your stock certificate, please contact our transfer agent, Computershare, to make this change. Computershare's contact information is as follows:
Internet: www.computershare.com/investor
Phone: (800) 884-4225

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M55837-P35362

CERNER CORPORATION

This proxy is solicited by the Board of Directors of Cerner Corporation

This Proxy is solicited by the Board of Directors for the 2013 Annual Shareholders' Meeting of Cerner Corporation, a Delaware corporation, to be held May 24, 2013, at 10:00 a.m., local time, at The Cerner Round auditorium in the Cerner Vision Center, located on the Cerner Campus at 2850 Rockcreek Parkway, North Kansas City, Missouri 64117.

The undersigned hereby appoints Clifford W. Illig and Neal L. Patterson, and each of them, jointly and severally, with full power of substitution, as attorneys-in-fact, to vote all the shares of Common Stock of Cerner Corporation which the undersigned is entitled to vote at the 2013 Annual Shareholders' Meeting of Cerner Corporation to be held on May 24, 2013, and at any adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the purposes set forth. The undersigned hereby acknowledges receipt of the Notice of Annual Shareholders' Meeting and Proxy Statement, dated April 15, 2013, and the 2012 Annual Report to Shareholders.

This Proxy Card will be voted "FOR" the election of director nominees: Gerald E. Bisbee, Jr., Ph.D., Denis A. Cortese, M.D. and Linda M. Dillman, and FOR Proposal #2, Proposal #3, Proposal #4 and Proposal #5 if no choice is selected for any such proposal.

If you want to vote in accordance with the recommendation of the Board of Directors, simply sign where indicated on the other side and return this card.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

Continued and to be signed and dated on reverse side